Exhibit 10.1

                            ASSET PURCHASE AGREEMENT

      This Asset Purchase Agreement (the "Agreement") is entered into as of _________, 1998, by and among BELL ATLANTIC - DELAWARE, INC., a Delaware corporation ("BA-DE"), BELL ATLANTIC - MARYLAND, INC., a Maryland corporation ("BA-MD"), BELL ATLANTIC - NEW JERSEY, INC., a New Jersey corporation ("BA-NJ"), BELL ATLANTIC - PENNSYLVANIA, INC., a Pennsylvania corporation ("BA-PA"), BELL ATLANTIC - VIRGINIA, INC., a Virginia corporation ("BA-VA"), BELL ATLANTIC - WASHINGTON, D.C., INC., a New York corporation ("BA-DC"), and BELL ATLANTIC - WEST VIRGINIA, INC., a West Virginia corporation ("BA-WV"; BA-DE, BA-MD, BA-NJ, BA-PA, BA-VA, BA-DC and BA-WV shall each be referred to from time to time as an "OTC" and collectively as the "OTCs"); BELL ATLANTIC PAGING, INC., a Delaware corporation ("BAPCO"; each of the OTCs and BAPCO shall be referred to from time to time as a "Seller" and collectively as "Sellers"); and BAP ACQUISITION CORP., a Delaware corporation ("Buyer"; each of Buyer and Sellers shall be referred to from time to time as a "Party" and collectively as the "Parties").

                                    RECITALS

      This Agreement is entered into in recognition of the following facts and circumstances:

      A. The OTCs hold certain licenses from the Federal Communications Commission (the "FCC") for the provision of one-way paging service, and own or lease one-way paging transmission facilities and equipment that they use to provide such services. BAPCO is in the business of selling and renting one-way pagers and providing one-way paging services to customers (the "BAPCO Paging Business") and is a reseller of services provided by various facilities based paging carriers and related paging service providers (the BAPCO Paging Business together with such resale business shall be referred to as the "Paging Business").

      B. Buyer wishes to purchase from the Sellers, and Sellers wish to sell, transfer, assign and convey to Buyer, the OTC Assets (as defined in Section 1.1.1) and substantially all of BAPCO's right, title and interest in and to its assets and the Paging Business, upon the terms and conditions set forth in this Agreement.

      In consideration of the premises, and of the mutual promises and agreements herein contained, and intending to be legally bound, the Parties hereby agree as follows:

                                    ARTICLE I
                               TRANSFER OF ASSETS

      1.1 The Purchased Assets.

            1.1.1 OTC Assets. Upon the terms and subject to the conditions contained herein, at the Closing (as defined in Section 2.1) the OTCs shall grant, sell, convey, assign, transfer and deliver to Buyer, free and clear of all Liens (as defined in Section 9.12) except for

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Asset Purchase Agreement

Permitted Liens (as defined in Section 9.12), all of the following assets, properties and rights of the OTCs and no others (collectively, the "OTC Assets"):

                  (a) All right, title and interest of the OTCs in and to the FCC licenses listed on Schedule 1.1.1(a) (the "FCC Licenses"), any authority derived from the FCC Licenses for fill-in sites associated therewith, which sites are also listed on Schedule 1.1.1(a), and any authority held by the OTCs with respect to the 157.89 MHz frequency associated with the 152.63 MHz frequency;

                  (b) All right, title and interest of the OTCs as of the Closing Date in and to (i) the Equipment (as defined in Section 3.1.3),
      (ii) the spare parts (the "Spare Parts" and maintenance manuals for the Equipment, (iii) any and all rights of the OTCs under warranties covering such Equipment and parts, and (iv) all contracts for maintenance or servicing of the Equipment (all such contracts are listed on Schedule 1.1.1(b)) (the "Service Contracts");

                  (c) All rights of the OTCs as of the Closing Date under the leases, licenses and easements for land, buildings and/or towers on which Equipment is located listed on Schedule 1.1.1(c) (the "Site Leases");

                  (d) All rights of BA-VA as of the Closing Date under that certain Agreement among BA-VA, The Beeper Company, Clifton Forge - Waynesboro Telephone Company, Shenandoah Mobile Company and BAPCO executed May 21, 1990 (the "Beeper Company Contract"); and

                  (e) All rights of BA-WV as of the Closing Date under its contracts with customers for the provision of paging services; as of the date hereof, such customers are: (i) Federal Bureau of Investigation, (ii) Sheryl McNeive, (iii) Griffin Electric and (iv) Griffin Construction (the "WV Customer Contracts").

            1.1.2 BAPCO Assets. Upon the terms and subject to the conditions contained herein, at the Closing BAPCO shall grant, sell, convey, assign, transfer and deliver to Buyer, free and clear of all Liens except for Permitted Liens, all of its right, title and interest in and to all of the assets, properties, rights, contracts and claims used by BAPCO in the Paging Business other than the Excluded Assets (as defined in Section 1.1.3), as the same shall exist on the Closing Date (the "BAPCO Assets"; the OTC Assets and the BAPCO Assets shall be referred to collectively as the "Purchased Assets"), including without limitation the following:

                  (a) All rights of BAPCO as lessee under its leases for retail and office space;

                  (b) All rights of BAPCO as lessee under its personal property leases;

                  (c) All of BAPCO's accounts receivable from customers (and any causes of action relating to such receivables) excluding "Accounts Receivable - Affiliates"


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Asset Purchase Agreement

      as determined for purposes of BAPCO's regularly prepared financials (the "Trade Receivables");

                  (d) All of BAPCO's right, title and interest in and to all furniture, furnishings, fixtures, computers and other office equipment and supplies located on its leased premises (the "Fixed Assets"), including, without limitation, the computer hardware listed on Schedule 1.1.2(d) hereto;

                  (e) All rights of BAPCO under any and all oral and written agreements, arrangements, licenses, leases, instruments, obligations, customer contracts, vendor contracts and purchase and sale orders, including without limitation agreements for the resale of wireless messaging services, agreements for pager rental, service, maintenance or loss protection, and that certain Software License Agreement dated March 30, 1993 (the "CSI 1993 License"), between BAPCO and Communications Software, Inc. ("CSI"), as amended by First Amendment to Software License Agreement dated August 16, 1994 (the "CSI Amendment"; the CSI 1993 License together with the CSI Amendment shall be referred to as the "CSI License");

                  (f) BAPCO's inventory of pagers held by BAPCO for the purpose of resale or leasing to customers (the "Pager Inventory"), and all pagers under lease by BAPCO to customers (the "Leased Pagers") or formerly under lease by BAPCO to customers which have been disconnected but have not yet been picked up by or returned to BAPCO (the "Disconnected Pagers"; the Pager Inventory, Leased Pagers and Disconnected Pagers shall be referred to collectively as the "Pagers");

                  (g) All books, records and customer lists relating to the Paging Business, other than those relating to Excluded Assets or Retained Liabilities (to the extent they so relate) (the "Books and Records");

                  (h) BAPCO's rights to any security and utility deposits of BAPCO held by third parties relating to the BAPCO Assets;

                  (i) BAPCO's rights to its bank account at First National Bank and to use the post office box number it currently uses through First National Bank, which collectively currently serve as the lock box accounts for the Paging Business;

                  (j) BAPCO's rights to the Telephone Number Inventory (as defined in Section 3.2.13) and to its office telephone and other utility services, including the 1-800-BEEP-NOW telephone number; and

                  (k) All of BAPCO's rights in and to the BAPCO Modifications (as defined in Section 6.12).

            1.1.3 Excluded Assets. Notwithstanding anything to the contrary herein, BAPCO is not granting, selling, conveying, assigning, transferring or delivering to Buyer, and Buyer is not purchasing, any of BAPCO's right, title and interest in and to the following assets


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Asset Purchase Agreement

(the properties, assets and rights excluded by this Section 1.1.3 or otherwise excluded by the terms of this Agreement constitute the "Excluded Assets"):

                  (a) All cash on hand and in financial institutions, cash equivalents, marketable securities and bonds;

                  (b) "Accounts Receivable - Affiliates" as determined for purposes of BAPCO's regularly prepared financials;

                  (c) Any tax credit or tax refund;

                  (d) All rights of BAPCO to the Bell Atlantic and Bell Atlantic Paging names, marks and logos, and all other marks and other intellectual property owned by Bell Atlantic Corporation or any of its Affiliates (other than BAPCO) where BAPCO has a right to use such mark or other intellectual property only by virtue of being an Affiliate of Bell Atlantic Corporation or such other Affiliate of Bell Atlantic Corporation;

                  (e) Consideration paid to, and the other rights that accrue or will accrue for the benefit of, BAPCO under this Agreement;

                  (f) Corporate minute books, stock certificate books, stock registers, tax returns, books of account and other records having to do with the corporate organization of BAPCO;

                  (g) Books and records (i) produced under FCC or state Laws governing public utility affiliate transactions or (ii) relating to Cellco's (as defined in Section 5.1.4) overhead costs;

                  (h) Insurance proceeds payable on account of casualty or liability claims for which BAPCO may seek recovery under its existing insurance policies;

                  (i) Any assets of any BAPCO Benefit Plan (as defined in
      Section 3.2.7) or book accruals relating to any BAPCO Benefit Plan;

                  (j) Any contracts for borrowed money and all contracts and arrangements with Affiliates of BAPCO including without limitation those listed on Schedule 1.1.3 (collectively, the "Retained Contracts"); and

                  (k) The other assets, properties and rights listed on Schedule 1.1.3.


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Asset Purchase Agreement

      1.2 Consideration.

            1.2.1 Amount of Consideration. In full consideration for the Purchased Assets and other covenants and agreements made herein, Buyer shall (a) assume the liabilities and obligations described in Section 1.3, (b) fulfill its obligation under Section 9.2 to pay certain taxes to the Sellers and (c) pay to Sellers Twenty Eight Million Dollars ($28,000,000), adjusted as follows (the "Purchase Price"):

                  (a) decreased by the amount, if any, by which "Trade Accounts Payable" of BAPCO (as determined for purposes of BAPCO's regularly prepared financial statements) exceed Trade Receivables as of the Closing Date (the "Trade Adjustment");

                  (b) increased by an amount equal to the total amount of BAPCO's security and utility deposits held by third parties as of the Closing Date and related to the BAPCO Assets; and

                  (c) decreased by an amount equal to the difference between (i) the aggregate accrued vacation pay benefits of the Transferred Employees as of the Closing Date and (ii) the aggregate vacation pay benefits actually used by the Transferred Employees as of the Closing Date.

            1.2.2 The Deposit. On the date hereof, Buyer is depositing $500,000 (the "Deposit") into an interest bearing escrow account pursuant to the Deposit Escrow Agreement among Buyer, BAPCO and the Escrow Agent named therein dated as of the date hereof (the "Deposit Escrow Agreement"). The Deposit shall be disbursed to the Sellers at Closing in accordance with Section 1.2.4, or shall be otherwise disbursed upon termination of this Agreement in accordance with
Section 8.1 and the terms of the Deposit Escrow Agreement.

            1.2.3 Estimated and Final Purchase Price.

            (a) Using the latest available financial reports prepared in the ordinary course of the Paging Business, BAPCO shall deliver in writing to Buyer, no later than five business days prior to the Closing Date, its good faith estimate of the amount of the Purchase Price (the "Estimated Purchase Price"), setting forth in reasonable detail BAPCO's calculation thereof. The Parties shall agree in good faith to the final Purchase Price prior to the Closing; provided, however, that the failure to so agree shall not preclude the Closing, and in such event the Buyer shall make payment at the Closing of the Estimated Purchase Price, and there shall be a post-Closing adjustment pursuant to subsection (b) below.

            (b) If the Parties have not agreed upon the final Purchase Price on the Closing Date, they shall attempt to reach such agreement within 14 days following the Closing Date. If they fail to so agree, then either BAPCO or Buyer shall have the right to refer the matter to the New York office of Deloitte & Touch (the "Accounting Firm") to review BAPCO's calculation of the Estimated Purchase Price and Buyer's objections thereto, which Buyer shall set forth in reasonable detail and provide in writing to Buyer and the


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Asset Purchase Agreement

      Accounting Firm. The Accounting Firm shall be directed to review BAPCO's calculation of the Purchase Price and Buyer's objections thereto and to notify the Parties in writing of its determination of the Purchase Price within 45 days after the commencement of its review, and of the bases for its determination. The Accounting Firm's determination of the Purchase Price shall be final and binding, absent fraud or manifest error. The reasonable fees and expenses of the Accounting Firm shall be paid 50% by BAPCO and 50% by Buyer, unless the adjustment made to the Estimated Purchase Price is an amount greater than $1,000,000, in which case the Party (Sellers or Buyer, as applicable) disfavored by the adjustment shall pay 100% of such fees and expenses. If the Purchase Price as determined by the Accounting Firm is greater than the Estimated Purchase Price, Buyer shall pay BAPCO the difference in cash within 14 days after the Parties are notified of such determination, and if such Purchase Price is less than the Estimated Purchase Price, BAPCO shall return the difference to Buyer in cash within such period.

            1.2.4 Payment of Purchase Price; Escrow Amount. At the Closing, the Buyer shall pay the Purchase Price to Sellers as follows:

                  (a) Buyer shall pay at the Closing the Purchase Price less $6,050,000 to Sellers by wire transfer of immediately available funds to one or more accounts designated by Sellers in writing no later than five business days prior to the Closing Date.

                  (b) Buyer shall give notice to the Escrow Agent under the Deposit Escrow Agreement instructing such Escrow Agent that the Closing has occurred and directing such Escrow Agent to disburse the Deposit, together with all earnings accrued thereupon, to Sellers.

                  (c) Buyer shall deposit at the Closing $1,400,000 of the Purchase Price by wire transfer of immediately available funds into an interest bearing escrow account pursuant to an escrow agreement dated as of the Closing Date in substantially the form attached hereto as Exhibit A (the "Indemnity Escrow Agreement").

                  (d) Buyer shall deliver at the Closing to holders designated by Sellers one or more notes in the aggregate principal amount of $4,150,000, each in substantially the form attached hereto as Exhibit B (collectively, the "Promissory Note").

            1.2.5 Purchase Price Allocation. The Parties agree to allocate the Purchase Price among the Purchased Assets and the customer non-solicitation agreement described in Section 6.2 for all purposes (including financial accounting and tax purposes) in accordance with Schedule 1.2.5.

      1.3 Assumption of Liabilities by Buyer. At the Closing, subject to Section 1.7, Buyer shall accept and assume, and thereafter be fully responsible for and perform, pay or otherwise discharge, in accordance with the respective terms and subject to the respective conditions thereof, all of the liabilities and obligations of the OTCs under the Service Contracts, the Site Leases, the Beeper Company Contract and the WV Customer Contracts and only those liabilities


                                      -6-
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Asset Purchase Agreement

and obligations of the OTCs, and the following, and only the following, liabilities and obligations of BAPCO (collectively, the "Assumed Liabilities"):

                  (a) All liabilities and obligations of BAPCO, whether fixed or contingent, known or unknown, or matured or unmatured, arising under agreements, arrangements, contracts, licenses, leases, instruments, obligations, customer contracts, vendor contracts and purchase and sale orders relating to the Paging Business or the Purchased Assets and entered into prior to the Closing Date, including without limitation agreements for the resale of wireless messaging services and agreements for pager rental, service, maintenance or loss protection (other than Retained Contracts);

                  (b) All liabilities and obligations of BAPCO reflected on the Balance Sheet in the line items included in "Total Current Liabilities", other than the following line items: (i) "Accrued Expenses" (excluding Inventory Accruals (as defined below), which shall be Assumed Liabilities), (ii) "Accounts Payable-Affiliates", (iii) "Accrued Payroll Payables", and (iv) "Accrued Taxes Payable", each as modified or changed between the Balance Sheet Date (as hereinafter defined) and the Closing Date in the ordinary course of business without violation of Section 4.3; "Inventory Accruals" means liabilities and obligations of BAPCO for pagers in inventory for which BAPCO has not yet processed the related bills as reflected on BAPCO's regularly prepared schedules to support its trial balances; and

                  (c) Certain liabilities with respect to employees, as specified in Section 6.1;

provided that Assumed Liabilities shall not include obligations or liabilities that are Retained Liabilities (as defined below).

      1.4 Retained Liabilities. Notwithstanding any other provision of this Agreement, except to the extent expressly assumed by Buyer pursuant to Section 1.3, Buyer shall not assume or otherwise be responsible for or be bound by, and Sellers shall remain responsible for, any liabilities or obligations of the respective Sellers of any kind or nature, known or unknown, actual or contingent, matured or unmatured, liquidated or unliquidated, or otherwise, arising out of occurrences on or prior to the Closing Date (the "Retained Liabilities"), which include, without limitation:

                  (a) Any obligation or liability of any Seller under this Agreement;

                  (b) Any liability or obligation of any Seller with respect to
      (i) Loan Documents (as defined in Section 3.2.3) and indebtedness for borrowed money or (ii) any taxes (except as provided in Section 9.2);

                  (c) Any liability or obligation of BAPCO under the Retained Contracts;

                  (d) Any fees payable by BAPCO to Daniels & Associates, L.P. as a result of the transactions contemplated by this Agreement;


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Asset Purchase Agreement

                  (e) The "FSI Advance" as determined for purposes of BAPCO's regularly prepared financials;

                  (f) Any liability of any Seller to or in respect of any employees or former employees of any Seller (except as specifically provided in Section 6.1), including, without limitation, (i) any liability under any BAPCO Benefit Plan (as defined in Section 3.2.7) at any time maintained, contributed to or required to be contributed to, by or with respect to Sellers, including any liability with respect to the termination or partial termination of any BAPCO Benefit Plan, or (ii) any claim of unfair labor practice, or any claim under wage or hour laws, or any state unemployment compensation or worker's compensation law or regulation or under any federal or state employment discrimination law or regulation; and

                  (g) Any liabilities not incurred in the ordinary and usual course of business and consistent with past practice since the Balance Sheet Date (as defined in Section 3.2.10) and not approved by Buyer pursuant to Section 4.3 hereof.

      1.5 FCC Consent to Assignment of Licenses. NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, THE TERMS AND CONDITIONS OF THIS AGREEMENT ARE SUBJECT TO ONE OR MORE ORDERS OF THE FCC PRIOR TO CLOSING APPROVING THE TRANSFER OF CONTROL OF ALL OF THE FCC LICENSES (AS DEFINED IN SECTION 1.1.1(a)) FROM THE OTCS TO BUYER.

      1.6 State Public Utility Commission Consent. NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, THE TERMS AND CONDITIONS OF THIS AGREEMENT ARE SUBJECT TO ONE OR MORE ORDERS OF ANY STATE PUBLIC UTILITY COMMISSION HAVING JURISDICTION IN THE MATTERS CONTEMPLATED BY THIS AGREEMENT AUTHORIZING THE ASSIGNMENT OF THE OTC ASSETS PROVIDED FOR HEREIN AND THE ISSUANCE OF ANY REQUISITE AUTHORITY FOR THE SELLERS TO CEASE AND THE BUYER TO COMMENCE THE PROVISION OF PAGING SERVICE.

      1.7 Third Party Consents.

            (a) If Sellers are unable to obtain, prior to the Closing Date, the consent of any third party listed on Schedule 3.1.7 required to assign all or any portion of any agreement, arrangement, contract, license, easement, lease, instrument, obligation, customer contract, warranty, vendor contract or purchase or sale order ("Contract") to Buyer hereunder, for each such Contract:

                  (i) At Sellers' option, which Sellers shall communicate in writing to Buyer at least five days prior to the Closing, this Agreement will nevertheless constitute and be deemed to be an assignment of and agreement to assign the applicable Seller's rights under such Contract and an assumption by Buyer of and agreement by Buyer to assume such Seller's obligations under such Contract.


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Asset Purchase Agreement

                  (ii) With respect to any such Contract for which Sellers do not make the election referred to in clause (i) above, Sellers agree that for a period of one year following the Closing Date they (a) will cooperate with Buyer in any reasonable arrangement requested by Buyer in writing to provide Buyer with the benefits of any such Contract at Buyer's expense and (b) if requested by Buyer in writing (which request may be revoked by Buyer in writing prior to the time the relevant consent is obtained), will continue to use commercially reasonable efforts (which shall not include the payment of any sums of money) to obtain such consents, and the Parties agree that notwithstanding anything to the contrary in this Agreement, this Agreement shall not constitute an assignment of or agreement to assign any Seller's rights under all or any portion of such Contract, or an assumption of or agreement to assume any Seller's obligations under all or any portion of such Contract, until such time (if ever) as the required consent has been received. Any such failure to obtain such a consent under any such Contract shall not constitute a breach of any representation or warranty of any Seller hereunder.

            (b) It is understood and agreed that the only third party consents, authorizations or approvals which are conditions precedent to the obligations of Buyer to consummate the transactions contemplated by this Agreement are the consents, authorizations and approvals specified in Section 5.1.3 and the consent of CSI to the assignment of the CSI License to Buyer.

      1.8 BAPCO Reseller Agreements.

            (a) BAPCO is a party to each of the agreements listed under the heading "BAPCO Reseller Agreements" on Schedule 3.2.3 hereto under which third parties ("Resellers") resell BAPCO paging services (the "BAPCO Reseller Agreements"). Between the date hereof and the Closing Date, BAPCO shall notify each of the Resellers in writing (i) of the contemplated transaction with Buyer,
(ii) that effective the Closing Date BAPCO shall assign all of its rights under the respective BAPCO Reseller Agreement to Buyer and Buyer shall assume BAPCO's obligations thereunder, (iii) that effective the Closing Date (or such date when Reseller receives notice from BAPCO or Buyer that the Closing has occurred) Reseller must cease any use of the Bell, Bell Atlantic, Bell Atlantic Mobile, Bell Atlantic Paging and OTC marks, names, symbols and logos, and (iv) that should the Closing not occur, the applicable BAPCO Reseller Agreement shall continue in effect in accordance with its terms.

            (b) Should a Reseller not consent to BAPCO's assignment to Buyer of its BAPCO Reseller Agreement (if consent is required pursuant to the terms of the applicable BAPCO Reseller Agreement), or assert that its consent to BAPCO's assignment to Buyer of its BAPCO Reseller Agreement is required under such Reseller Agreement and that it will not grant such consent without compensation or otherwise will not cooperate with BAPCO and Buyer, BAPCO and Buyer agree to use commercially reasonable efforts to cause such Reseller to consent or otherwise cooperate. For purposes of this Section 1.8 only, "commercially reasonable efforts" shall include payments by BAPCO, but not by Buyer, to Resellers of commercially reasonable sums, not to exceed, for each Reseller, the amount required to be paid by BAPCO to such


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Asset Purchase Agreement

Reseller for paging receivers and subscriber lines as a result of a termination of the applicable BAPCO Reseller Agreement.

            (c) In the event, notwithstanding the foregoing, a Reseller does not grant such consent or otherwise cooperate and the applicable BAPCO Reseller Agreement is terminable by BAPCO between the time when it becomes reasonably evident that such Reseller is not going to grant such consent or cooperate and the Closing Date, BAPCO shall terminate such BAPCO Reseller Agreement in accordance with its terms, and upon such termination BAPCO shall purchase the paging receivers and subscriber lines underlying such BAPCO Reseller Agreement and any paging receivers and subscriber lines so purchased by BAPCO from Reseller shall automatically become Purchased Assets. In the event a Reseller does not grant such consent or otherwise cooperate and the applicable BAPCO Reseller Agreement is not terminable by BAPCO during such time frame, then:

                        (A) BAPCO and Buyer agree that, notwithstanding anything to the contrary in this Agreement, this Agreement shall not constitute an assignment of or agreement to assign BAPCO's rights under all or any portion of such BAPCO Reseller Agreement, or an assumption of or agreement to assume BAPCO's obligations under all or any portion of such BAPCO Reseller Agreement, until such time (if ever) as the required consent has been received, and neither any such failure to obtain such a consent under any such BAPCO Reseller Agreement nor the failure to list such BAPCO Reseller Agreement on Schedule 3.7 hereto shall constitute a breach of any representation or warranty of BAPCO hereunder, and

                        (B) BAPCO either shall remain a party to such BAPCO Reseller Agreement or shall assign it to Cellco, and Buyer shall sell to BAPCO or Cellco, as the case may be, at the prices provided for in or pursuant to such BAPCO Reseller Agreement, and BAPCO or Cellco, as the case may be, shall have the right to resell and shall resell, Buyer's paging services to Reseller (without charge to Buyer, provided that Buyer shall be responsible for providing support to such Reseller to the extent appropriate under the BAPCO Reseller Agreement) until such time as such BAPCO Reseller Agreement becomes terminable by BAPCO or Cellco, as the case may be, at which time (and at any time thereafter that such BAPCO Reseller Agreement is terminable) BAPCO or Cellco, as the case may be, shall, at its option, either (x) terminate such BAPCO Reseller Agreement in accordance with its terms, and upon such termination BAPCO shall purchase the paging receivers and subscriber lines underlying such BAPCO Reseller Agreement and any paging receivers and subscriber lines so purchased by BAPCO from Reseller shall automatically become Purchased Assets, or (y) continue to resell Buyer's services to Reseller thereunder.

In the event a BAPCO Reseller Agreement is transferred to Buyer after the Closing Date pursuant to the provisions of this Section 1.8(c), BAPCO or Cellco, as the case may be, shall be deemed to make the representation contained in
Section 3.2.3 with respect to such BAPCO Reseller Agreement as of the date of such transfer.


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Asset Purchase Agreement

            (d) In the event BAPCO or Cellco acts as a reseller of Buyer's paging services in accordance with subsection (c) above, neither BAPCO nor Cellco shall be deemed to be an employee or agent of Buyer; Buyer shall be responsible for billing such Resellers for post-Closing services and directing that payment be made to Buyer's account, provided that BAPCO or Cellco, as the case may be, shall promptly remit to Buyer all amounts which may be paid by Reseller to BAPCO or Cellco for post-Closing services under such BAPCO Reseller Agreement; and Buyer shall provide BAPCO or Cellco, as the case may be, with the services necessary for BAPCO or Cellco to perform its obligations under such BAPCO Reseller Agreement. In the event a Reseller fails to make payment for the paging services sold to such Reseller, BAPCO or Cellco, as the case may be, shall at Buyer's option either (x) take commercially reasonable steps, at Buyer's expense, to obtain payment therefor, or (y) assign the unpaid receivables to Buyer so that Buyer may itself undertake collection efforts. BAPCO or Cellco, as the case may be, shall provide Buyer with a monthly accounting of the services sold to each Reseller and of any payments received by BAPCO or Cellco therefor since the last such accounting.

            (e) Buyer and BAPCO shall cooperate in good faith to minimize any amounts to be paid to Resellers by BAPCO under this Section 1.8 and shall keep the agreements in this Section 1.8 regarding such payments in strict confidence.

                                   ARTICLE II
                                     CLOSING

      2.1 Closing. The closing ("Closing") of the transactions contemplated by this Agreement shall take place at a location mutually convenient to the Parties as soon as practicable (but not later than one month) after the satisfaction or waiver of the conditions to the Parties' obligations to proceed with the Closing as set forth in Sections 5.1.3, 5.2.3 and 5.2.6, provided that the other conditions to the Parties' obligations to proceed with the Closing as set forth in Article V shall have been satisfied or waived. The date of the Closing is sometimes herein referred to as the "Closing Date". All transactions at the Closing shall be deemed to have taken place simultaneously at the opening of business on the Closing Date.

      2.2 Items to be Delivered at Closing. At the Closing and subject to the terms and conditions herein set forth:

            (a) Sellers shall deliver to Buyer one or more bills of sale and assignment and other such assignments, endorsements, and other good and sufficient instruments and documents of conveyance and transfer (collectively, "Assignment Documents"), in form reasonably satisfactory to Buyer and its counsel, which shall be effective to vest in Buyer good and valid title (to the extent the concept of good and valid title applies to the type of Purchased Asset) to the Purchased Assets;

            (b) Buyer shall make the payments, deposits and deliveries referred to in Section 1.2.4 and Section 9.2 and shall execute and deliver to Sellers one or more assumption agreements (the "Assumption Agreement"), in form reasonably satisfactory to Sellers and their

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Asset Purchase Agreement

counsel, whereby Buyer will assume from Sellers the due payment, performance and discharge of the Assumed Liabilities;

            (c) Each of the Parties hereto shall also deliver to the others such items as are described in Article V.

      2.3 Further Assurances. Each of the Parties will cooperate with the others and execute and deliver to the other Parties such other instruments and documents and take such other actions as may be reasonably requested from time to time by another Party hereto as necessary to carry out, evidence and confirm the intended purposes of this Agreement, including Sellers executing and delivering such other instruments of conveyance and transfer and taking such other actions as Buyer may reasonably request in order to vest in Buyer good and valid title to the Purchased Assets (to the extent the concept of good and valid title applies to the type of Purchased Asset).

                                   ARTICLE III
                         REPRESENTATIONS AND WARRANTIES

      3.1 Representations and Warranties of Sellers. Each Seller, severally and not jointly, represents and warrants to Buyer as follows:

            3.1.1 Corporate Existence. Such Seller is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. Such Seller is authorized to do business, and is in good standing, in each state in which the ownership of Purchased Assets or conduct of the Paging Business by it requires it to be so authorized. Such Seller has the requisite power and authority to own the Purchased Assets it is selling hereunder.

            3.1.2 Enforceable Obligations. This Agreement has been duly executed and delivered by such Seller and, assuming due execution and delivery thereof by Buyer, constitutes the legal, valid and binding obligation of such Seller enforceable against such Seller in accordance with its terms, except to the extent that enforcement may be limited by bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting the rights of creditors generally. The Ancillary Documents (as defined in Section 9.8) to be executed by such Seller will be executed and delivered by duly authorized officers of such Seller and, when so executed and delivered, will constitute the legal, valid and binding obligations of such Seller, enforceable against such Seller in accordance with their respective terms, except to the extent that enforcement may be limited by bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting the rights of creditors generally. The execution, delivery and performance by such Seller of this Agreement and all Ancillary Documents to which such Seller is a party have been, or as of the Closing will have been, duly authorized by all requisite corporate action.

            3.1.3 Equipment and Telecommunications Transmission Services.

                  (a) Such OTC has good and valid title to the paging transmission equipment set forth on Schedule 3.1.3(a), which has heretofore been provided to the Buyer, and

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Asset Purchase Agreement

identified on such schedule as being located in its state (all such equipment described on Schedule 3.1.3(a) shall be referred to herein as the "Equipment"), and to the Spare Parts for such Equipment, free and clear of all Liens except for Permitted Liens. The Equipment identified on Schedule 3.1.3(a) as being located in such OTC's state constitutes all of the terminals, transmitters, link receivers and antennas used by such OTC to provide one-way paging service in support of the BAPCO Paging Business.

                  (b) Such OTC represents that, to its knowledge and as of May 28, 1998, Schedule 3.1.3(b), which has heretofore been provided to the Buyer, sets forth a list of all of the telecommunications transmission services it provides in support of the BAPCO Paging Business, including services to (i) interconnect such OTC's local telephone network to paging terminals, (ii) connect paging terminals to transmitters; (iii) connect transmitters to monitoring locations for the performance of status monitoring, control and troubleshooting functions; and (iv) program numbers into the paging terminals and perform remote monitoring, adjustments, and troubleshooting with respect to the paging terminals. No more than 15 days prior to the Closing Date, the OTCs shall provide Buyer with an updated version of Schedule 3.1.3(b). BAPCO represents and such OTC represents to its knowledge that the only telecommunications transmission services provided in support of the BAPCO Paging Business other than by the OTCs are pursuant to arrangements between BAPCO and certain independent local exchange carriers and interexchange carriers specifically listed as such on Schedule 3.2.3.

            3.1.4 FCC Licenses. Such Seller has heretofore provided Buyer with or made available to Buyer true, complete and correct copies of all of the FCC Licenses held by such Seller and has heretofore made available to Buyer copies of all associated license applications (including any filings made with the FCC to memorialize the sites of any fill-in transmitter as defined and provided for under the rules of the FCC but which may not be shown on the FCC Licenses, and any authority provided under the FCC rules for fill-in transmitters that have not been memorialized by any filing with the FCC, but which are listed on
Schedule 1.1.1(a) ("Fill-in Transmitters")), files and correspondence with the FCC. The FCC Licenses identified on Schedule 1.1.1(a) as being held by such Seller are all of the FCC Licenses held by such Seller relating to 152.63 MHz,
152.84 MHz or 158.10 MHz Radio Common Carrier frequencies or the Paging Business. Except as set forth on Schedule 3.1.5, the FCC Licenses held by such Seller are in full force and effect, are validly held by such Seller, and are free and clear of Liens, conditions or other restrictions of such nature as would materially limit the operation of such Seller's antenna and transmitter sites covered by the FCC Licenses (including sites for any Fill-in Transmitters) held by such Seller (all such sites for all Sellers collectively, the "Transmitter Facilities"). Each Seller, severally and not jointly, represents and warrants to Buyer that, except for the FCC Licenses, there are no permits, licenses or other authorizations currently held by it, or required by Law to be held by it, with respect to its ownership of its Purchased Assets or operation of the Paging Business, except where its failure to hold such a permit, license or other authorization would not reasonably be expected to materially and adversely affect the Sellers' ownership of the Purchased Assets or conduct of the Paging Business. The sites of such Seller set forth in the FCC Licenses and any associated sites for Fill-in Transmitters listed therewith in Schedule 1.1.1(a) have been timely constructed and placed into operation with service to subscribers by such Seller in accordance with the rules of the FCC. Except as set forth on Schedule 3.1.5, there are no applications, petitions to deny, complaints or proceedings pending before the FCC or relating to

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Asset Purchase Agreement

the operations of or the provision of service from such Seller's Transmitter Facilities that are likely to preclude such Seller from entering this transaction or consummating the transactions contemplated hereby or that are likely to materially adversely affect the validity of the FCC Licenses held by such Seller.

            3.1.5 Litigation. Except as set forth on Schedule 3.1.5, there is no litigation, including without limitation any arbitration, investigation or other proceeding of or before any court, arbitrator or governmental or regulatory official, body or authority (collectively, "Proceedings"), but excluding any Proceedings before the FCC other than formal complaints challenging such Seller's right to hold any of its FCC Licenses, pending or, to such Seller's knowledge, threatened against such Seller with respect to the Purchased Assets, the Paging Business or the transactions contemplated by this Agreement. Such Seller is not a party to or subject to the provisions of any judgment, order, writ, injunction, decree or award of any court, arbitrator or governmental or regulatory official, body or authority (collectively, "Orders") which would materially and adversely affect Buyer's ownership, use or enjoyment of the Purchased Assets or the transactions contemplated by this Agreement.

            3.1.6 Compliance with Law. Such Seller's Purchased Assets and ownership and operation of its Transmitter Facilities are, and BAPCO's Paging Business and operation of the Paging Business are, in compliance with all applicable federal, state and local laws, statutes, ordinances, regulations and administrative orders ("Laws") relating to the Purchased Assets and the Paging Business (including without limitation the rules of the FCC relating to regulatory fees, universal service fund obligations, telecommunications relay service, antenna support structure lighting and marking, tower registration, timely construction of facilities and the provision of service to subscribers, and the timely filing of applications and reports), except to the extent failure to comply with any such Laws would not materially and adversely affect Buyer's ownership, use or enjoyment of the Purchased Assets or the Paging Business. Such Seller has not received any written notice or otherwise been advised that such Seller's ownership of its Purchased Assets, operation of its Transmitter Facilities or operation of the Paging Business is not in compliance with any such Laws.

            3.1.7 Approvals, Notices and Consents. Except as set forth on
Schedule 3.1.7, no consent or approval of, other action by, or notice to, any governmental body or agency or other third party is required in connection with the execution and delivery by such Seller of this Agreement or the consummation by such Seller of any of the transactions contemplated hereby.

            3.1.8 Restrictive Documents; Non-Contravention. Except as set forth on Schedule 3.1.8, such Seller is not subject to or a party to any charter, by-law, mortgage, Lien, lease, permit, agreement, contract, instrument, law, rule, ordinance, regulation, order, judgment or decree, or any other restriction of any kind or character, which would prevent consummation of the transactions contemplated by this Agreement. Except as set forth on Schedule 3.1.8, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not (a) with or without the giving of notice or the passage of time or both, violate any provision of, conflict with, result in the breach of, constitute a default under, or result in the creation or imposition of any lien under (i) the charter documents or by-laws of such Seller; (ii) any order, writ, judgment, injunction, award, decree, license, permit or other

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Asset Purchase Agreement

authorization of any court, arbitrator or governmental or regulatory body against, or to the knowledge of such Seller binding upon, such Seller or the Purchased Assets being sold by such Seller; or (iii) any contract, indenture, instrument, agreement, mortgage or lease which is a Purchased Asset and to which such Seller is a party; or (b) result in a violation by such Seller of any Law.

            3.1.9 Site Leases; Beeper Company and WV Customer Contracts.

                  (a) Except as described in subsection (b) below, each Site Lease to which such Seller is a party is valid, binding and enforceable in accordance with its terms and is in full force and effect; all rents due to date under each such lease have been paid; in each case, the lessee has been in peaceable possession since the commencement of the original term of such lease and is not in default thereunder and no waiver or postponement of the lessee's obligations thereunder has been granted by the lessor; and there exists no default or event of default by the lessee or, to the knowledge of such Seller, by any other party, or occurrence, condition or act which, with or without the giving of notice, the lapse of time or the happening of any further event or condition, would become a default or event of default under such lease. Such Seller has not received any notice of special assessment and, to the knowledge of such Seller, there is no threatened special assessment with respect to such Seller's Site Leases.

                  (b) Schedule 3.1.9 sets forth those Site Leases which are subject to the terms of the Prime Leases or Master Leases referred to therein. The Seller party to each such Site Lease has not received notice of and has no knowledge of any termination of any Prime Lease or Master Lease referred to in such Site Lease.

                  (c) BA-VA represents that the Beeper Company Contract is valid, binding and enforceable in accordance with its terms and is in full force and effect, and that there are no existing material violations or defaults by BA-VA, or, to the knowledge of BA-VA, by any other party thereto and no event, act or omission has occurred which (with or without notice or the passage of time or both) would result in a material violation or default under the Beeper Company Contract. All of BA-VA's rights to and under the Beeper Company Contract are fully and freely assignable by BA-VA to Buyer, and no consent of any party to such Contract is required for the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby. All amounts, if any, due and payable by BA-VA under the Beeper Company Contract have been paid.

                  (d) BA-WV represents that the WV Customer Contracts are valid, binding and enforceable in accordance with their respective terms and are in full force and effect, and that there are no existing material violations or defaults by BA-WV, or, to the knowledge of BA-WV, by any other party thereto and no event, act or omission has occurred which (with or without notice or the passage of time or both) would result in a material violation or default under the WV Customer Contracts. All of BA-WV's rights to and under the WV Customer Contracts are fully and freely assignable by BA-WV to Buyer, and no consent of any party to any such Contract is required for the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby. All amounts, if any, due and payable by BA-WV under the WV Customer Contracts have been paid.

Asset Purchase Agreement

            3.1.10 Environmental Matters. With respect to any real property leased by such Seller pursuant to a Site Lease or Retail and Office Lease (any such leased real property is referred to hereinafter as "Real Property"), to the best of such Seller's knowledge after reasonable inquiry, there has been no use, generation, manufacture, production, storage, release, discharge or disposal of any Hazardous Material (as defined below) on, under or about the Real Property or transportation by such Seller or its employees, agents or representatives of any Hazardous Materials to or from the Real Property, for which such Seller or any subsequent holders of such Seller's interest in the Real Property have any material liability under the laws governing such Hazardous Materials. For purposes of this Section 3.1.10, "Hazardous Materials" means any hazardous material, hazardous substance, regulated substance, pollutant or contaminant, hazardous waste, hazardous chemical or hazardous material, as those terms are defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, or any other so-called "Superfund" or "Superlien" law, the Resource Conservation and Recovery Act of 1976, as amended, The Hazardous Materials Transportation Act, any regulations promulgated under the foregoing, or by the U.S. Environmental Protection Agency or any applicable state environmental agency.

            3.1.11 Books and Records. All accounts, books, ledgers and official and other records material to the Paging Business or the Purchased Assets maintained by or on behalf of such Seller have been properly and accurately kept in all material respects, and there are no material inaccuracies or discrepancies of any kind contained or reflected therein.

            3.1.12 Hart-Scott-Rodino. The "ultimate parent entity" of such Seller, as such term is defined in ss.801.1 of the rules promulgated under the Clayton Act, 15 U.S.C. ss.18a (1976) (the "H-S-R Act"), is Bell Atlantic Corporation, a Delaware corporation.

            3.1.13 Customers. Each OTC, severally and not jointly, represents and warrants to Buyer that other than the WV Customer Contracts, such OTC is not a party to any Contract for provision to any customer of paging services using any of the FCC Licenses.

            3.1.14 Disclosure. No representation or warranty by such Seller in this Agreement or any Ancillary Document contains or will contain any untrue statement of material fact or omits or will omit to state any material fact necessary, in light of the circumstances under which it was made, in order to make the statements herein or therein not misleading.

      3.2 Representations and Warranties of BAPCO. BAPCO additionally represents and warrants as follows:

            3.2.1 Title to Tangible Properties. BAPCO has good and valid title to the Fixed Assets (except those leased by BAPCO under personal property leases) and the Pagers free and clear of all Liens except for Permitted Liens.

            3.2.2 Corporate Power and Authority. BAPCO has the requisite corporate power and authority to own its properties and to conduct its business as currently conducted.

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Asset Purchase Agreement

The Certificate of Incorporation and By-Laws of BAPCO heretofore made available to Buyer are complete and correct copies of such instruments as presently in effect.

            3.2.3 Contracts and Commitments. Schedule 3.2.3 contains an accurate and complete list of all Defined Contracts (as defined below) to which BAPCO is a party or under which BAPCO is obligated as of the date of this Agreement, whether written or oral (if oral, Schedule 3.2.3 contains a summary of material terms), which relate to the Paging Business or any BAPCO Asset. No more than 15 days prior to the Closing Date, BAPCO shall provide Buyer with an updated version of Schedule 3.2.3. For purposes of this Section, "Defined Contract" means any (a) agreement, arrangement, commitment, contract, lease, license, instrument or other obligation which obligates, or which, in accordance with its express terms if certain conditions or circumstances were to occur, would obligate, BAPCO to pay any Person more than $15,000 in cash or property or which is material to the Paging Business or the BAPCO Assets and is not included in another category below; (b) partnership, joint venture or licensing agreement (other than for the licensing of computer software); (c) loan agreement or commitment, credit agreement, indenture, promissory note, guarantee or other agreement in respect of indebtedness (collectively, "Loan Documents"), other than any such agreement or arrangement between BAPCO and any other direct or indirect subsidiary of Bell Atlantic Corporation; (d) inter-carrier agreement, agreement with a reseller, agreement with an agent, interLATA circuit contract, or interconnection agreement with any interexchange carrier; (e) employment agreement or agreement with a consultant; (f) agreement not to compete in a line of business; (g) confidentiality agreement entered into outside the ordinary course of business; (h) license for the use of the computer software or (i) collective bargaining or union contracts or agreements; provided that Defined Contracts does not include any of the Retained Contracts. Each Defined Contract included in the BAPCO Assets is valid, binding and enforceable in accordance with its terms and is in full force and effect, and there are no existing material violations or defaults by BAPCO or, to the knowledge of BAPCO, by any other party thereto and no event, act or omission has occurred which (with or without notice or the passage of time or both) would result in a material violation or default under any Contract included in the BAPCO Assets. Except as set forth in Schedule 3.1.7 hereto, all of BAPCO's rights to and under the Contracts included in the BAPCO Assets are fully and freely assignable by BAPCO to Buyer, and no consent of any party to the Contracts included in the BAPCO Assets is required for the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby. All amounts due and payable by BAPCO under each Contract included in the BAPCO Assets have been paid.

            3.2.4 Trade Accounts Receivable. The Trade Receivables of the Paging Business have arisen in the ordinary course of business for goods or services delivered or rendered, are not to BAPCO's knowledge subject to any valid defenses, set-offs, counterclaims or barter arrangements, and at least 65% of such receivables (by dollar amount) are current or sixty days or less past due.

            3.2.5 Customer Contracts. Copies of the forms of customer contracts entered by BAPCO since 1989 for the provision by BAPCO of paging service, pager rental and pager maintenance, were previously delivered to Buyer by BAPCO; substantially all of BAPCO's customers are parties to written contracts in the form of one or more of such forms, except for the customers whose contracts are listed on Schedule 3.2.5.

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Asset Purchase Agreement

            3.2.6 Employees. Schedule 3.2.6 is an accurate and complete list showing the full names, job titles and job locations of all employees of BAPCO as of the date of this Agreement. BAPCO has made or will at or prior to Closing make available to Buyer the personnel files of each of the BAPCO Eligibles (as defined in Section 6.1).

            3.2.7 Employee Benefit Plans.

                  (a) BAPCO maintains, contributes to or established the "employee benefit plans," within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations thereunder ("ERISA"), including but not limited to bonus, stock option, stock purchase, restricted stock, incentive, profit-sharing, pension, retirement, deferred compensation, severance, medical, dental, life, disability, accident, accrued leave, vacation, sick pay, sick leave, supplemental retirement and unemployment benefit plans, programs, arrangements, commitments or practices (whether or not insured) set forth in Schedule 3.2.7. Each such employee benefit plan is referred to herein as a "BAPCO Benefit Plan" and collectively as the "BAPCO Benefit Plans". Each BAPCO Benefit Plan that is intended to be qualified within the meaning of section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code") and, to the extent applicable, section 401(k) of the Code, has been determined by the Internal Revenue Service to be so qualified. The BAPCO Benefit Plans have been maintained, operated and administered in all material respects in accordance with their terms and applicable law, including without limitation ERISA and the Code. No complete or partial termination of any BAPCO Benefit Plan has occurred or is expected to occur prior to or on the Closing Date or as a result of this transaction. No event has occurred, or is reasonably expected to occur as a result of the transactions contemplated by this Agreement, with respect to or pursuant to any BAPCO Benefit Plan which will result in any material liability to Buyer.

                  (b) No BAPCO Benefit Plan is an "employee pension benefit plan," within the meaning of Section 3(2) of ERISA, subject to Section 412 of the Code or Section 302 of Title IV of ERISA. BAPCO has never contributed or had any obligation to contribute to any multiemployer pension plan within the meaning of ERISA and the Code.

                  (c) BAPCO does not maintain any BAPCO Benefit Plan which is a "group health plan" (as such term is defined in ERISA or the Code) that has not been administered or operated in all material respects in compliance with the applicable requirements of Section 601 of ERISA and Section 4980B(f) of the Code.

            3.2.8 Pagers. Schedule 3.2.8 sets forth, as of May 31, 1998, (i) the approximate number of new Pagers in Pager Inventory, (ii) the approximate number of Leased Pagers and (iii) the approximate number of used Pagers not in service; and identifies the approximate number of each general type of Pager (i.e., digital, alphanumeric, etc.) in each category. Since such date, the number of Pagers in Pager Inventory has not changed except in the ordinary course of business. No more than 15 days prior to the Closing Date, BAPCO shall provide Buyer with an updated version of Schedule 3.2.8.

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Asset Purchase Agreement

            3.2.9 Retail and Office Leases. Schedule 3.2.9 sets forth a list of all of BAPCO's real property leases (the "Retail and Office Leases"), copies of which have previously been delivered to or made available to Buyer. Each Retail and Office Lease is valid, binding and enforceable in accordance with its terms and is in full force and effect; all rents due to date under each such lease have been paid; in each case, BAPCO has been in peaceable possession since the commencement of the original term of such lease and is not in default thereunder and no waiver or postponement of BAPCO's obligations thereunder has been granted by the lessor; and there exists no default or event of default by the lessee or, to the knowledge of BAPCO, by any other party, or occurrence, condition or act which, with or without the giving of notice, the lapse of time or the happening of any further event or condition, would become a default or event of default under such lease. The buildings and leasehold improvements leased under the Retail and Office Leases are in good operating condition (normal wear and tear excepted), are not in need of any known major repairs and are suitable for their current uses. BAPCO has not received any notice of special assessment and, to BAPCO's knowledge, there is no threatened special assessment relating to the premises leased by it under the Retail and Offices Leases or any portion thereof.

            3.2.10 Financial Statements; No Material Adverse Effect. Attached as
Schedule 3.2.10(a) are the unaudited balance sheets of BAPCO as at December 31, 1997 and March 31, 1998 (the "Balance Sheets") and the related unaudited statements of income for the twelve months ended December 31, 1997 and the three months ended March 31, 1998 (the "Income Statements"). The Balance Sheets fairly present the financial position of BAPCO as at the respective dates thereof, and the Income Statements fairly present the results of operations of BAPCO for the periods indicated, all in accordance with generally accepted accounting principles consistently applied throughout the periods involved and subject in the case of interim financial statements to normal year-end adjustments. From March 31, 1998 (the "Balance Sheet Date") through the date of this Agreement, BAPCO has conducted the Paging Business in the ordinary and usual course consistent with past practices, and there has not been any material adverse change in the financial condition, assets or results of operations of BAPCO during such period. On the date of this Agreement, BAPCO has no knowledge of any fact or circumstance which, individually or in the aggregate, is likely to have a "material adverse effect" on the Purchased Assets or the Paging Business. For purposes of this Section 3.2.10, "material adverse effect" shall not include the effects of facts, circumstances or changes described in Schedule 3.2.10(b), and knowledge of BAPCO means the actual knowledge of Robert M. Balascio (Director and President), Christopher J. Costanzo (Secretary and Treasurer), David H. Benson (Director) and Dennis F. Strigl (Director), with no obligation to undertake any investigation. Such individuals are all of the officers and directors of BAPCO as of the date of this Agreement.

            3.2.11 No Undisclosed Liabilities. As at the respective dates of the Balance Sheets, BAPCO had no liabilities or obligations of any nature (absolute, accrued, contingent or otherwise) not otherwise disclosed herein which relate to the Paging Business or the BAPCO Assets which are not reflected or reserved against in the Balance Sheets and which, in accordance with generally accepted accounting principles, consistently applied, should have been shown or reflected in the Balance Sheets.

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Asset Purchase Agreement

            3.2.12 Taxes. BAPCO has filed all federal, state, local, foreign and other tax returns and reports required to be filed in connection with the BAPCO Assets or the Paging Business, and has paid all taxes and other assessments due, if any.

            3.2.13 Telephone Number Inventory. Schedule 3.2.13 hereto, which has heretofore been provided to the Buyer, sets forth, as of February 24, 1998, (i) the telephone numbers that have been assigned to or associated with individual paging units used by customers as part of the BAPCO Paging Business, and (ii) the telephone numbers available for assignment to or association with individual paging units as part of the BAPCO Paging Business. All such telephone numbers have been activated in the paging control terminals included in the Equipment. No more than 15 days prior to the Closing Date, BAPCO shall provide Buyer with an updated version of Schedule 3.2.13.

            3.2.14 Billing Software. The Billing Software (as defined in Section 6.12), as configured and delivered to Buyer at the Closing, shall be in the same condition in which BAPCO used it in its operations of the Paging Business immediately prior to the Closing. BAPCO has good and valid title to the BAPCO Modifications. The BAPCO Modifications were developed "in house" in accordance with the terms and conditions of the CSI Amendment. EXCEPT AS EXPRESSLY SET FORTH IN THIS SECTION 3.2.14, BAPCO MAKES NO REPRESENTATIONS OR WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, WITH RESPECT TO THE BILLING SOFTWARE AND HEREBY DISCLAIMS ANY WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, AND THE BILLING SOFTWARE SHALL BE PROVIDED TO BUYER ON AN "AS IS" BASIS.

            3.2.15 Billing System. The computer hardware set forth on Schedule 1.1.2(d) and the Billing Software collectively comprise the billing system utilized by BAPCO to perform billing services.

      3.3 Representations and Warranties of Buyer. Buyer represents and warrants to Sellers as follows:

            3.3.1 Corporate Existence. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

            3.3.2 Enforceable Obligations. This Agreement has been duly executed and delivered by Buyer and, assuming due execution and delivery thereof by Sellers, constitutes the legal, valid and binding obligation of Buyer enforceable against it in accordance with its terms, except to the extent that enforcement may be limited by bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting the rights of creditors generally. The Ancillary Documents to be executed and delivered by duly authorized officers of Buyer and, when so executed and delivered, will constitute the legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, except to the extent that enforcement may be limited by bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting the rights of creditors generally. The execution, delivery and performance by Buyer of this

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Asset Purchase Agreement

Agreement and all Ancillary Documents to which Buyer is a party have been duly authorized by all requisite corporate action.

            3.3.3 Litigation. No Proceeding is pending or, to Buyer's knowledge, threatened against Buyer, with respect to the transactions contemplated by this Agreement, and to Buyer's knowledge, no investigation that might result in any such Proceeding is pending or threatened. Buyer is not a party to or subject to the provisions of any Order which would materially and adversely affect the transactions contemplated by this Agreement.

            3.3.4 Approvals, Notices and Consents. Except for the approvals described in Sections 1.5 and 1.6, no consent or approval of, other action by, or notice to, any governmental body or agency or other third party is required in connection with the execution and delivery by Buyer of this Agreement or the consummation by Buyer of any of the transactions contemplated hereby.

            3.3.5 Restrictive Documents; Non-Contravention. Buyer is not subject to or a party to any charter, by-law, mortgage, Lien, lease, permit, agreement, contract, instrument, law, rule, ordinance, regulation, order, judgment or decree, or any other restriction of any kind or character, which would prevent consummation of the transactions contemplated by this Agreement. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not (a) with or without the giving of notice or the passage of time or both, violate any provision of, conflict with, result in the breach of, constitute a default under, or result in the creation or imposition of any lien under (i) the charter documents or by-laws of Buyer;
(ii) any order, writ, judgment, injunction, award, decree, license, permit or other authorization of any court, arbitrator or governmental or regulatory body against or, to the knowledge of Buyer, binding upon Buyer; or (iii) any contract, indenture, instrument, agreement, mortgage or lease to which Buyer is a party; or (b) result in a violation by Buyer of any Law.

            3.3.6 Financing; Capitalization. Buyer has heretofore received written commitments from responsible financial institutions to fulfill its obligations to pay the Purchase Price hereunder (which commitments are subject to the negotiation, preparation and execution of definitive financing agreements, it being understood that the obligations of such financial institutions under such agreements will be subject to the conditions to be set forth therein) and has heretofore delivered true, complete and correct copies of such commitments to Sellers. Prior to the Closing, Shareholders of Buyer shall have contributed at least $5,000,000 in cash to Buyer, and the shareholders equity of Buyer on the Closing Date shall be at least $5,000,000 (less reasonable amounts expended for transactional costs related to this transaction).

            3.3.7 Hart-Scott-Rodino. The "total assets" and "annual net sales" (as such terms are used in subsection (a)(2) of Section 7A of the H-S-R Act) of Buyer's "ultimate parent entity and all entities which it controls directly or indirectly" (as such phrase is used in ss.801.1 of the rules promulgated under the H-S-R Act) are each less than $10,000,000.

      3.4 Warranties Exclusive. Except for the express representations and warranties made by Sellers in this Article III, Sellers make no representations or warranties, express or implied, concerning the Purchased Assets or the Paging Business. Buyer acknowledges that it has been

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Asset Purchase Agreement

given a full opportunity to examine the Purchased Assets, the Books and Records and the Paging Business (except that prior to the date hereof BAPCO has not permitted the Buyer to interview the Eligible Employees) and, except as set forth in this Agreement (including the representations and warranties in this Article III and the indemnification provisions relating thereto), is relying on its own independent investigation and analysis of the Purchased Assets, the Books and Records and the Paging Business.

                                   ARTICLE IV
                           AGREEMENTS PENDING CLOSING

      4.1 Cooperation. Upon the terms and subject to the conditions hereof, each of the Parties agrees to use its commercially reasonable efforts to take or cause to be taken all actions and to do or cause to be done all things necessary, proper or advisable to consummate the transactions contemplated by this Agreement, including without limitation obtaining all necessary waivers, consents and approvals and making all necessary filings with the FCC and state public utility commissions ("PUCs") in a timely manner. BA-NJ also shall apply to the New Jersey Board of Public Utilities for a waiver of the advertising requirements of N.J.A.C. Section 14:1-5.6(b) with respect to the consummation of the transactions contemplated herein, and shall use commercially reasonable efforts to obtain such a waiver. Any such filings with the PUCs shall be made within 45 days after the date hereof. Within fifteen days after the date hereof, Sellers and Buyer, cooperating in good faith, shall have completed and have provided to each other for review their respective portions of the applications requesting FCC consent to the proposed assignment of the FCC Licenses to Buyer. Within the earlier of twenty days after the date hereof or five business days after the date the Board of Directors of Bell Atlantic Corporation approves the transactions contemplated hereby, Sellers and Buyer shall file such applications with the FCC.

      4.2 Closing Conditions; Representations and Warranties. Each of the Parties covenants and agrees that pending the Closing and except as otherwise specified in this Agreement it shall use commercially reasonable efforts to ensure that the Closing conditions contained in Article V are met and that its representations and warranties remain true in all material respects and shall promptly inform the other Parties if it discovers that any such Closing condition cannot be met or that the representations and warranties were either materially incorrect when made or have become materially incorrect. Buyer agrees to notify Sellers immediately if it receives any oral or written notification from its lenders that its financing commitments are in jeopardy.

      4.3 Operation of the Transmitter Facilities and Paging Business Before Closing. Between the date of this Agreement and the Closing Date:

                  (a) The OTCs shall, except as otherwise approved by Buyer in writing:

                        (i) continue to operate the Transmitter Facilities and the Equipment in the ordinary and usual course of business and consistent with past practice (except for any changes contemplated by this Agreement) and in compliance with applicable Law;

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Asset Purchase Agreement

                        (ii) file with the FCC all documents required to be filed in connection with the FCC Licenses and the operation of the Transmitter Facilities and the Equipment, including without limitation all renewal applications in connection with the FCC Licenses, in a timely manner and in the ordinary course, as provided in the FCC rules;

                        (iii) prior to the timely filing of a renewal application for any FCC License, cause all Transmitter Facilities and Equipment covered by such FCC License to be in compliance with the FCC rules pertaining to human exposure to radio frequency emissions; and

                        (iv) satisfy and obtain the release of any Liens on the OTC Assets (except for Permitted Liens) and not create or suffer to exist any Liens (except for Permitted Liens) on any of the OTC Assets, except as approved by Buyer in writing; and

                  (b) BAPCO shall, except as otherwise approved by Buyer in writing:

                        (i) conduct the Paging Business in the ordinary and usual course and consistent with past practice except for any changes contemplated by this Agreement;

                        (ii) not enter into any Contract which obligates, or which, in accordance with its express terms if certain conditions or circumstances were to occur, would obligate, BAPCO to pay any Person more than $15,000 in cash or property or which is material to the Paging Business, except for (i) Contracts which terminate or are terminable prior to the Closing Date (and which shall impose no liability or obligations on Buyer) and (ii) purchase orders made in the ordinary and usual course of business consistent with past practices;

                        (iii) not enter into any employment agreement (other than with Retained Employees) or agreement with a consultant, unless such agreement terminates or is terminable prior to the Closing Date and, if so terminated, would not impose any liability or obligation on Buyer, and BAPCO gives Buyer written notice of such agreement prior to the Closing and terminates the agreement on or before the Closing Date if so directed by Buyer;

                        (iv) not enter into any Contract which requires the consent of a third party to the transfer of such Contract to Buyer;

                        (v) not create, assume or incur indebtedness other than in the ordinary course of business with respect to the BAPCO Assets;

                        (vi) satisfy and obtain the release of any Liens on the BAPCO Assets (except for Permitted Liens) and not create or suffer to exist any Liens (except for Permitted Liens) on any of the BAPCO Assets, except as approved by Buyer in writing;

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Asset Purchase Agreement

                        (vii) not grant or otherwise commit to make any increase in the compensation of the employees of BAPCO (other than Retained Employees) except in the ordinary and usual course of business, it being understood and agreed that raises and bonuses are given to BAPCO employees each spring and BAPCO sales representatives who meet certain sales thresholds are given raises and/or promotions, all in the ordinary and usual course of business; and

                        (viii) use commercially reasonable efforts to maintain in its employment, or otherwise maintain any arrangements existing on the date hereof with, employees or other personnel employed or otherwise retained by BAPCO in connection with and for the operation of the Paging Business which employees or personnel BAPCO, in its judgment and in good faith, deems to be reasonably necessary for the operation of the Paging Business, provided that this clause creates no requirement to pay additional compensation or give promotions outside of the ordinary course or business.

                  (c) Neither BAPCO nor the OTCs shall make any capital improvements outside of the ordinary course of business with respect to the BAPCO Paging Business or the Purchased Assets without the prior written approval of Buyer.

                  (d) Buyer shall not, directly or indirectly, control, supervise or direct, or attempt to control, supervise or direct, the operations of the Transmitter Facilities, and such operations shall be solely the responsibility of the OTCs and, subject to the provisions of this Section 4.3, shall be in their complete discretion.

                  (e) Buyer agrees to approve or disapprove in writing any action that requires Buyer's consent under Section 4.3(a), 4.3(b) or 4.3(c) within five business days following written notice to Buyer from Sellers requesting such approval, and Buyer agrees not to unreasonably withhold any such consent. If Buyer fails to approve or disapprove of any such action in writing within five business days after presentation by Sellers, then Buyer shall be deemed to have approved of such action.

      4.4 No Solicitation. Except in connection with obtaining required consents, authorizations and approvals of, and giving required notices to, governmental authorities and other third parties in connection with the transactions contemplated hereby, and subject to Section 4.1, each Seller hereby agrees that prior to the Closing or termination of this Agreement, it shall neither directly nor indirectly solicit, hold discussions or negotiations with or otherwise cooperate with any Person other than Buyer and its representatives concerning any sale of BAPCO, the Purchased Assets or the Paging Business, provided that the Closing is concluded by the date which is the nine month anniversary of the date applications are filed with the FCC as contemplated in
Section 4.1 (the "Termination Date").

      4.5 Insurance of Property. Until the Closing Date, Sellers shall continue existing insurance coverage or substantial equivalents thereof on the Purchased Assets and shall not allow or permit to be done any act by which such insurance policies may be impaired, terminated or canceled.

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Asset Purchase Agreement

      4.6 Risk of Loss. From the date hereof through the Closing Date, if any Purchased Asset is destroyed or damaged by fire or any other cause, other than use, wear or loss in the ordinary course of business, the applicable Seller shall give written notice to Buyer as soon as practicable (but in no event later than five calendar days) after discovery by Seller of such damage or destruction. Such Seller shall have the option of (a) delivering such Purchased Asset at the Closing to Buyer in its destroyed or damaged condition in which event the Purchase Price shall be reduced by the amount allocated to such Purchased Assets (to the extent of such damage or destruction), as mutually agreed by the Parties, (b) excluding such Purchased Assets from this Agreement, in which event the Purchase Price shall be reduced by the amount allocated to such Purchased Assets, as mutually agreed by the Parties, or (c) replacing or repairing such Purchased Assets (any replacement shall be deemed a Purchased Asset) at such Seller's expense. No such loss shall result in the breach of any representation or warranty hereunder.

      4.7 Access; Financial Statements.

            (a) Sellers shall give Buyer's officers, employees, counsel, accountants and other representatives access to and the right to inspect, during normal business hours and on reasonable notice, the Purchased Assets and records pertaining thereto, and shall permit them to consult with and interview Sellers' officers, employees, accountants, and agents for the purpose of making such investigation of the Purchased Assets as Buyer shall reasonably desire to make, provided that such inspection and investigation activities shall not unreasonably interfere with Sellers' business operations. Buyer shall give Sellers' officers, employees, counsel, accountants and other representatives access to all documentation and information related to Buyer's financial condition and ability to pay the Promissory Notes as reasonably requested by Sellers, and shall permit them to consult with Buyer's officers, employees, accountants, agents and lenders for the purpose of assessing Buyer's financial condition and ability to pay the Promissory Notes.

            (b) Prior to the Closing Date, BAPCO shall deliver to Buyer its regularly prepared unaudited balance sheets and the related unaudited statements of income within 15 days following the last day of the applicable reporting period.

      4.8 Bell Atlantic Corporation Authorization. Sellers shall present this transaction for approval by the requisite Bell Atlantic Corporation authorizing entity as soon as practicable following the date hereof and not later than July 28, 1998.

                                    ARTICLE V
                       CONDITIONS PRECEDENT TO THE CLOSING

      5.1 Conditions Precedent to Buyer's Obligations. The obligations of Buyer to consummate the transactions contemplated by this Agreement are subject to the fulfillment or satisfaction, prior to or at the Closing, of each of the following conditions precedent unless waived in writing by Buyer:

            5.1.1 Representations, Warranties and Covenants. The representations and warranties of Sellers contained in this Agreement, in any schedule or exhibit hereto or in any

Asset Purchase Agreement

instrument, document or certificate delivered by Sellers to Buyer pursuant to the provisions hereof, and which do not speak as of a specific date, shall be true in all material respects on the Closing Date with the same effect as though such representations and warranties were made as of such date, except for changes or exceptions (a) required to reflect the operation of the Paging Business after the date hereof in the ordinary course consistent with past practices or (b) contemplated by this Agreement, and Sellers shall have performed in all material respects all covenants and agreements required by this Agreement to be performed by them on or prior to the Closing Date. Each Seller shall have delivered to Buyer a certificate dated as of the Closing Date and executed by an officer of such Seller, certifying that the conditions specified in this Section have been fulfilled with respect to such Seller.

            5.1.2 No Litigation. No Proceedings by any governmental or regulatory official, body or authority or other Person shall have been instituted or threatened for the purpose of enjoining or preventing, or which question the validity or legality of, any of the transactions contemplated hereby.

            5.1.3 Consents and Approvals. The governmental approvals described in Sections 1.5 and 1.6 (it being agreed by the Parties that as of the date hereof such approvals are limited to those set forth on Schedules 3.1.7 and 3.3.4; it being further agreed by the Parties that Schedules 3.1.7 and 3.3.4 shall be updated to reflect any changes in applicable Law after the date hereof), the consent of CSI to the assignment of the CSI License to Buyer (which will be substantially in the form attached hereto as Exhibit M), and any notices required in connection with the transfer of the Lease dated April 8, 1996 between 1719 Route 10, L.L.C. and BAPCO to Buyer, shall have been obtained or given, as the case may be, and shall be effective. Unless waived by Buyer, the approvals of the FCC and any authorizations required from the PUCs shall have become Final Orders (i.e., no longer subject to reconsideration, appeal or review, whether judicial or administrative).

            5.1.4 Transaction Documents. At the Closing, the appropriate Seller(s) shall execute and deliver to Buyer each of the following documents:
(a) the Indemnity Escrow Agreement, (b) an official services agreement in substantially the form attached hereto as Exhibit C (the "Official Services Agreement"), (c) a real estate license agreement in substantially the form attached hereto as Exhibit D (the "Real Estate License Agreement"), (d) a maintenance agreement in substantially the form attached hereto as Exhibit E (the "Maintenance Agreement"), (e) the Assignment Documents and (f) a software license agreement in substantially the form attached hereto as Exhibit F (the "BAPCO Modification License"). In addition, at the Closing, Cellco Partnership, a partnership d/b/a Bell Atlantic Mobile ("Cellco") shall execute and deliver to Buyer each of the following documents: (i) a reseller agreement in substantially the form attached hereto as Exhibit G (the "Reseller Agreement"), (ii) a professional services agreement in substantially the form attached hereto as Exhibit H (the "Professional Services Agreement"), (iii) a billing services agreement in substantially the form attached hereto as Exhibit N (the "Billing Services Agreement"), (iv) a guarantee in substantially the form attached hereto as Exhibit I, guarantying BAPCO's indemnity obligations under Article VII hereof (the "Guarantee")and (v) a bill of sale transferring ownership of BAPCO's Banyan server to Buyer for One Thousand Dollars ($1,000) on an "as is" basis.

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Asset Purchase Agreement

            5.1.5 Legal Opinion. At the Closing, Sellers shall deliver to Buyer an opinion of Susan B. Asch, Esq., or another in-house counsel of Bell Atlantic Corporation or a subsidiary thereof, dated as of the Closing Date, substantially in the form attached hereto as Exhibit J.

      5.2 Conditions Precedent to Sellers' Obligations. The obligations of Sellers to consummate the transactions contemplated by this Agreement are subject to the fulfillment or satisfaction, prior to or at the Closing, of each of the following conditions precedent unless waived in writing by Sellers:

            5.2.1 Representations, Warranties and Covenants. The representations and warranties of Buyer contained in this Agreement, in any schedule or exhibit hereto or in any instrument, document or certificate delivered by Buyer to Sellers pursuant to the provisions hereof, shall be true in all material respects on the Closing Date with the same effect as though such representations and warranties were made as of such date, except for changes contemplated by this Agreement, and Buyer shall have performed in all material respects all covenants and agreements required by this Agreement to be performed by it on or prior to the Closing Date. Sellers shall have received a certificate from Buyer dated as of the Closing Date and executed by the President or Chief Financial Officer of Buyer, certifying that the conditions specified in this Section have been fulfilled.

            5.2.2 No Litigation. No Proceedings by any governmental or regulatory official, body or authority or other Person shall have been instituted or threatened for the purpose of enjoining or preventing, or which question the validity or legality of, any of the transactions contemplated hereby.

            5.2.3 Consents and Approvals. The governmental approvals described in Sections 1.5 and 1.6 (it being agreed by the Parties that as of the date hereof such approvals are limited to those set forth on Schedules 3.1.7 and 3.3.4; it being further agreed by the Parties that Schedules 3.1.7 and 3.3.4 shall be updated to reflect any changes in applicable Law after the date hereof) shall have been obtained and shall be effective.

            5.2.4 Transaction Documents. At the Closing, Buyer shall execute and deliver to the appropriate Seller(s) (or Affiliate(s) of Sellers) each of the following documents: (a) the Indemnity Escrow Agreement, (b) the Promissory Note and security documents referred to therein, (c) the Reseller Agreement, (d) the Official Services Agreement, (e) the Real Estate License Agreement, (f) the Maintenance Agreement, (g) the Assumption Agreement, (h) the BAPCO Modification License, (i) the Professional Services Agreement and (j) the Billing Services Agreement, and Buyer shall deliver to Cellco, by check or wire transfer, One Thousand Dollars ($1,000) for BAPCO's Banyan server.

            5.2.5 Limited Subordination. As security for the payment by Buyer of the Promissory Note, Buyer shall have granted to the holder of each Promissory Note a perfected security interest in all of Buyer's assets, which security interest shall be subordinate only to security interest(s) of the bank(s) financing Buyer's acquisition of the Purchased Assets and the Paging Business securing a maximum of $21,800,000 in senior debt.

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Asset Purchase Agreement

            5.2.6 Board Approval. The Board of Directors of Bell Atlantic Corporation or the appropriate authorizing entity shall have approved the consummation of the transactions contemplated hereby.

            5.2.7 Legal Opinion. At the Closing, Buyer shall deliver to Sellers an opinion of Phillips Nizer Benjamin Krim & Ballon LLP dated as of the Closing Date, substantially in the form attached hereto as Exhibit K.

                                   ARTICLE VI
                                OTHER AGREEMENTS

      6.1 Employees.

            (a) Effective as of the Closing Date, Buyer shall offer employment to at least 90% of the employees of BAPCO as of the Closing Date (excluding the employees set forth on Schedule 6.1(a) (the "Retained Employees"), to whom Buyer shall not make offers of employment) (the BAPCO employees as of the date hereof excluding the Retained Employees are referred to herein as the "BAPCO Eligibles" and are set forth on Schedule 6.1(b) with relevant details of their employment with BAPCO, including compensation and net credited service; BAPCO shall provide Buyer with an updated version of Schedule 6.1(b) within five days prior to the Closing Date), on terms and conditions (including position, location, total cash compensation and benefits) substantially comparable to each BAPCO Eligible's terms and conditions of employment immediately prior to the Closing, and subject to and in accordance with the other terms of this Section 6.1(a). BAPCO shall cooperate with and use reasonable efforts to assist Buyer in its efforts to secure reasonably satisfactory employment arrangements with the BAPCO Eligibles; provided that Cellco shall have the right to hire any BAPCO Eligible who applies for a job with Cellco through Cellco's normal job application processes, who does not receive an offer of employment from Buyer, who declines an offer of employment by Buyer or who is terminated by Buyer after the Closing Date; further provided that, notwithstanding the foregoing, Cellco shall not hire more than ten percent (excluding any BAPCO Eligible hired by Cellco who did not receive an offer of employment from Buyer or who was terminated by Buyer after the Closing Date) of the BAPCO Eligibles during the period commencing on the date hereof and ending one year following the Closing Date. BAPCO shall have the right to notify its employees of the foregoing, other than the fact that employees who are terminated by Buyer for cause can be hired by Cellco. Each BAPCO Eligible who accepts such an offer of employment from Buyer (each, a "Transferred Employee") shall become an employee of Buyer as of the Closing Date and shall participate in the following employee benefit plans to be provided by Buyer (the "Buyer Benefit Plans"), provision of which plans shall satisfy Buyer's obligation to provide substantially comparable benefits: (i) a medical benefit plan and dental benefit plan on terms substantially comparable to BAPCO's medical and dental benefit plans, except, however, the Buyer's medical benefit plan need not offer mental health/substance abuse benefits; (ii) a reimbursement account plan on terms substantially comparable to BAPCO's reimbursement account plan; (iii) a disability benefit plan including both short term disability benefits and basic long term disability benefits on terms substantially comparable to BAPCO's disability benefit plan; (iv) a life insurance benefit plan on terms substantially comparable to BAPCO's life insurance benefit plan; (v) a tuition

Asset Purchase Agreement

assistance plan on terms substantially comparable to BAPCO's tuition reimbursement plan, except, however, the Buyer's tuition reimbursement plan need not provide company prepaid tuition benefits; (vi) a separation or severance pay plan which shall be established on terms substantially comparable to BAPCO's separation or severance pay plan; and (vii) a savings and investment plan with terms substantially comparable to BAPCO's savings plan, including a required employer match contribution. Buyer shall maintain the aforementioned Buyer Benefit Plans for at least an eighteen month period commencing with the Closing Date, and each Transferred Employee, as long as such employee remains in the employ of Buyer, shall remain eligible to participate in such Buyer Benefit Plans during such eighteen month period. For purposes of eligibility to participate in and vesting under the Buyer Benefit Plans, but not for purposes of benefit accrual under any defined benefit pension plan or defined contribution retirement plan (other than the savings and investment plan described in clause (vii) above), each Transferred Employee shall receive full credit for all prior service properly credited under the BAPCO Benefit Plans as set forth on Schedule 6.1(b). Each Transferred Employee shall also receive credit under the relevant Buyer Benefit Plans for co-pays, deductibles and other similar payments made under the corresponding BAPCO Benefit Plan through the Closing Date. Each Transferred Employee's participation in the BAPCO Benefit Plans shall terminate as of the Closing Date (except to the extent of benefits accrued under such Plans on or prior to the Closing Date but not yet paid out). Except as provided in Section 6.1(c) below, BAPCO shall pay all obligations to Transferred Employees, and fulfill all other relevant obligations to Transferred Employees, in accordance with the terms of the relevant BAPCO Benefit Plan and applicable law. Except to the extent inconsistent with the above, any and all decisions to offer employment or not to offer employment to BAPCO Eligibles shall be made by Buyer in its sole discretion, but in compliance with all applicable law, and BAPCO shall have no responsibility for such decisions. Buyer shall have no liability with respect to the Retained Employees or with respect to any BAPCO Eligible who does not become a Transferred Employee, except to the extent that such BAPCO Eligible fails to become a Transferred Employee under circumstances in which Buyer has breached its obligations under this Agreement or otherwise violated applicable law.

            (b) BAPCO shall retain all liability under the BAPCO Benefit Plans and, unless Buyer adopts such Plans, Buyer shall have no liability under any BAPCO Benefit Plan. Buyer shall bear all liability under the Buyer Benefit Plans and, unless BAPCO adopts such Plans, BAPCO shall have no liability under any Buyer Benefit Plan.

            (c) Notwithstanding the above, BAPCO shall not pay out to Transferred Employees vacation pay benefits earned but not yet used as of the Closing Date. Buyer shall provide Transferred Employees with credit under Buyer's vacation pay plan for the earned but not yet used vacation pay benefits attributable to each Transferred Employee as set forth on Schedule 6.1(b). Liability for such amounts shall be borne by Buyer; BAPCO shall have no liability for such vacation pay benefits.

            (d) Except as provided in Section 6.1(a), nothing in this Agreement shall confer upon any employee of BAPCO, including any Transferred Employee, any right with respect to continuance of employment with Buyer, nor shall any provision of this Agreement interfere with the right of Buyer to terminate the employment of any of the Transferred Employees at any time, with or without cause, or restrict Buyer in its independent judgment in

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Asset Purchase Agreement

modifying any of the terms and conditions of employment of the Transferred Employees; provided, however, that (i) Buyer shall bear all liability for any such termination of employment or modification of terms and conditions of employment following the Closing Date; and (ii) Transferred Employees shall not be provided disadvantageous treatment in any respect due to their status as Transferred Employees.

            (e) No provisions of this Agreement shall create any third party beneficiary rights in any Transferred Employee, or any beneficiary or dependents thereof, with respect to the compensation, terms and conditions of employment and benefits that may be provided to any Transferred Employee by Buyer or under any Buyer Benefit Plan. Notwithstanding the above, BAPCO shall retain no liability with respect to any issues regarding the compensation, terms and conditions of employment and benefits that may be provided to any Transferred Employee by Buyer or under any Buyer Benefit Plan.

            (f) BAPCO shall retain the obligation to provide health care continuation (COBRA) coverage under section 4980B of the Code to Retained Employees, to each BAPCO Eligible who does not receive an offer to become a Transferred Employee (provided that the failure by Buyer to make such an offer does not constitute a breach of Buyer's obligations under this Agreement) and to BAPCO Eligibles who decline an offer to become a Transferred Employee. Buyer shall comply with COBRA and provide health care continuation coverage to Transferred Employees in accordance with applicable law. The obligation of BAPCO and Buyer respectively to offer health care continuation (COBRA) coverage is conditioned upon the occurrence of a qualifying event with respect to the relevant employee (or dependent).

            (g) BAPCO shall be entitled to retain copies of the personnel files of the Transferred Employees.

      6.2 Customer Non-Solicitation. Except as permitted under the Reseller Agreement, BAPCO agrees that during the period commencing on the Closing Date and ending eighteen months thereafter, it will not, and it will cause Cellco not to, directly solicit Business from any of the customers whose accounts are transferred to Buyer at the Closing; a list of such customers shall be delivered by BAPCO to Buyer at the Closing and initialed by BAPCO and Buyer. For purposes of this Section 6.2, "Business" means the business of selling or leasing one-way pagers and providing one-way paging services to customers, and "direct solicitation" does not include any general advertising or maintenance of retail points of presence. In addition, Sellers agree, on behalf of themselves and their Affiliates, not to use such customer list to target such customers for solicitation of Business, but this sentence shall not restrict Sellers' or their Affiliates' freedom to solicit Business from such customers without the use of such customer list.

      6.3 Expenses. Each Party shall pay its own expenses relating to the preparation of this Agreement, the carrying out of the provisions of this Agreement and the consummation of the transactions contemplated hereby, including without limitation the fees and expenses of their respective counsel, accountants and financial advisers, except as stated in this Section 6.3, in
Section 6.7 or in the Indemnity Escrow Agreement or the Deposit Escrow Agreement. Any filing fees payable to the FCC in connection with obtaining the FCC's consent to the proposed assignment of the FCC Licenses to Buyer shall be borne 50% by Buyer and 50% by the OTCs.


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Asset Purchase Agreement

Any filing fees payable to the PUCs in connection with the OTCs' transfer of the OTC Assets to Buyer, withdrawal of service offerings or cancellation of tariffs hereunder shall be borne 50% by Buyer and 50% by the OTCs (it being understood and agreed that Buyer shall be responsible for any fees or other amounts payable in connection with its obtaining the requisite authority to commence the provision of paging and radio telephone communication service).

      6.4 Public Announcements. No Party shall issue a press release, make publicly available any document or make any public statement concerning this Agreement, the terms hereof or the transactions contemplated hereby without obtaining the prior written consent of the other Parties, which consent shall not be unreasonably withheld or delayed, except to the extent that such Party, or a publicly held parent company of such Party, is required to issue such a press release, to make available such a document or to make such a public statement under the rules of a stock exchange on which such Party's or such Party's ultimate parent company's securities are listed, or pursuant to any applicable law or regulation, in which case such Party shall provide prompt notice of the disclosure to the other Party and shall only issue, make available or state such information to the extent so required.

      6.5 Notices to Customers; No Rights to Bell Atlantic Mark. Buyer agrees to send all of the customers of the Paging Business a notice (or notices) within 30 days following the Closing Date, the form and substance of which shall have been previously approved in writing by BAPCO (which approval may not be unreasonably withheld), explaining that (a) Buyer has acquired the Paging Business, (b) their paging service is no longer being provided by BAPCO or any of its Affiliates and
(c) either or both of the following: (i) they may return their pagers to Buyer for relabeling with Buyer's name at Buyer's expense or (ii) enclosed is a temporary label with Buyer's name for them to place on their pagers over the Bell Atlantic name. Buyer shall remove the Bell Atlantic mark and logo from all pagers in inventory by the date which is 60 days following the Closing Date and shall use commercially reasonable efforts to remove the Bell Atlantic mark and logo from all Leased Pagers. Buyer shall permit BAPCO to audit the Pagers in inventory to confirm Buyer's compliance with this Section. Within 60 days following the Closing, BAPCO may send a notice approved by Buyer, which approval shall not be unreasonably withheld, to any or all of the pager suppliers of the Paging Business, advising them that (i) Buyer has acquired the Paging Business,
(ii) all of their contracts and purchase orders with BAPCO have been assigned to and assumed by Buyer, (iii) they may no longer use the Bell Atlantic mark or logo on pagers, and (iv) they must promptly destroy any specifications and other materials provided by Bell Atlantic regarding such mark and logo and certify the same to BAPCO in writing or promptly return them to BAPCO. Buyer acknowledges and agrees that neither this Agreement nor the sale of the Purchased Assets grants Buyer any right, title or interest whatsoever in or to the Bell Atlantic mark.

      6.6 Maintenance of Books and Records; Cooperation. Each of BAPCO and Buyer shall preserve until the seventh anniversary of the Closing Date all records possessed or to be possessed by such Party relating to any of the assets, liabilities or business of the Paging Business prior to the Closing Date ("Prior Information"). After the Closing Date, where there is a legitimate purpose, each of BAPCO and Buyer (the "Requestee") shall provide the other party (the "Requestor") and its representatives with access, upon prior reasonable written request specifying the need therefor, during regular business hours, to (i) the Requestee's officers and


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Asset Purchase Agreement

employees and (ii) the Requestee's books of account and records (including, without limiting the generality of the foregoing, records maintained in electronic form which are accessible via the computer equipment to be sold to Buyer hereunder and/or the software to be licensed to Buyer under the CSI License or the BAPCO Modification License), and the Requestor and its representatives shall have the right to make copies of such books and records; provided, however, that the foregoing access rights shall be limited to obtaining and discussing Prior Information, and shall not be exercisable in such a manner as to interfere unreasonably with the normal operations and business of the Requestee; and further provided that, as to so much of such information as constitutes trade secrets or confidential business information of the Requestee, the Requestor and its representatives will use due care to not disclose such information except (i) as required by Law, (ii) with the prior written consent of the Requestee, which consent shall not be unreasonably withheld, or (iii) where such information becomes available to the public generally, or becomes generally known to competitors of the Requestee, through sources other than the Requestor or any Person to whom Requestor has disclosed such information. Such records may nevertheless be destroyed by a party if such party sends to the other party written notice of its intent to destroy records, specifying with particularity the contents of the records to be destroyed. Such records may then be destroyed after the 60th day after such notice is given unless the other party objects to the destruction in which case the party seeking to destroy the records shall deliver such records to the objecting party (and, in the case of records which are accessible via computer software, shall provide the objecting party with the use of such software for the purpose of effecting such access). In addition, Buyer agrees to cooperate with Sellers to the extent reasonably necessary in connection with the defense of any litigation brought by third parties with respect to Retained Liabilities (including, without limitation, making Buyer's personnel available).

      6.7 Audited Financial Statements. BAPCO shall furnish Buyer, at Buyer's expense (including, without limitation, prompt reimbursement of any reasonable out-of-pocket costs (not to exceed $2,000) of BAPCO or Cellco), with audited financial statements as at December 31, 1997, and for the twelve month period ended on such date, which financials will be certified by Coopers & Lybrand, Sellers' independent certified public accountant, whose reports shall be included therein.

      6.8 Bulk Sales Compliance. Buyer waives compliance by Sellers with the provisions of any applicable bulk transfer laws and/or bulk sales tax acts (including, without limitation, any notice provisions thereunder) (the "Bulk Acts").

      6.9 FBI Contract. Following the Closing, at the request of the Federal Bureau of Investigation, Buyer shall extend the Paging Service Pricing Agreement with the Federal Bureau of Investigation in the State of West Virginia for a period of three years (i.e., until its anniversary in 2001), but only to the extent said Agreement is identical to the form set forth in Schedule 6.9.

      6.10 Provision of Telecommunications Transmission Services. Subject to the other provisions of this Section 6.10 and in accordance with applicable Law, the OTCs agree that, effective on the Closing Date and continuing thereafter, they will provide to Buyer the telecommunications transmission services set forth on
Schedule 3.1.3(b), as such Schedule shall be updated in accordance with Section 3.1.3(b). The OTCs further agree that on and for a period of 30 days following the Closing Date, they will take all reasonable measures to avoid any


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Asset Purchase Agreement

interruption or degradation of such telecommunications transmission services as a result of the consummation of this transaction. Between the date hereof and the Closing Date, BAPCO agrees to cooperate as reasonable with Buyer in its efforts to establish relationships with the independent local exchange carriers and interexchange carriers listed on Schedule 3.2.3 to avoid interruption or degradation of the telecommunication transmission services such carriers provide as a result of the consummation of this transaction. The services used to interconnect the OTC local telephone networks to the Buyer's paging network for delivery of local traffic from the OTCs' end users to Buyer shall be provided to Buyer by the OTCs at no charge pending the negotiation of interconnection agreements, each of which shall be negotiated by Buyer and the applicable OTC in good faith and submitted to the applicable PUC for approval, and each of which shall likewise obligate the OTC to provide such local interconnection services at no charge. The services used to (a) interconnect the OTC networks to the Buyer's paging network for non-local traffic, (b) connect Buyer's paging terminals to its paging transmitters, (c) connect such transmitters to monitoring locations for the performance of status monitoring, control and troubleshooting functions and (d) program numbers into such paging terminals and perform remote monitoring, adjustments, and troubleshooting with respect to such paging terminals, shall be provided at the rates set forth in the applicable state and/or interstate tariffs. Until such time (which must be within six months following the Closing Date) when Buyer provides an OTC with a traffic study using a methodology mutually agreed by the Buyer and such OTC of the non-local portion of interconnection traffic in the applicable jurisdiction, the OTCs and Buyer agree that the non-local portion of such traffic shall be deemed to be 20%. Should such a traffic study demonstrate that the non-local portion of such traffic is less than 20%, such OTC shall provide Buyer with a refund equal to the difference between the amounts actually paid by Buyer for the non-local portion of such traffic less the amounts which would have been due from Buyer had such lower percentage been applied during such period. Thereafter, on an annual basis, Buyer shall submit an updated traffic study to each such OTC and such OTC and Buyer shall determine in good faith whether to adjust the percentage for the non-local portion of such traffic; in the event Buyer fails to submit such a study, the non-local portion of such traffic shall be deemed to be 20%. Schedule 3.1.3(b) sets forth the monthly charges for each such service ((a) through (d) above) pursuant to the applicable tariff(s) as of May 28, 1998, and includes detail regarding applicable rates and mileage (or other appropriate measurement of length) for distance-sensitive pricing; such charges shall be updated by the OTCs no more than 15 days prior to the Closing Date. Following the Closing, the maximum aggregate amount the OTCs shall charge Buyer for the telecommunication transmission services set forth on Schedule 3.1.3(b), as updated prior to the Closing, shall be $110,000 per month, subject to change as a result of any changes (i) following the Closing to the Buyer's paging network configuration, the Equipment or the locations of the Equipment, (ii) in traffic patterns or (iii) in the applicable tariffs. Notwithstanding the foregoing, Buyer reserves the right following Closing to obtain interconnection and other services from the OTCs or other carriers pursuant to the Communications Act of 1934, as amended, relevant state statutes and the rules and policies of the FCC and relevant PUCs.

      6.11 Removal of Equipment from Central Offices. Buyer agrees to remove all of the transmitters and associated equipment listed on Schedule 3.1.3 and located inside paging sites identified on Schedule 6.11(a) as being OTC central offices ("CO" identifies a site as such) ("Transmitters") to cabinets outside such premises during the five year period immediately following the Closing Date, in accordance with the following schedule: The first relocation shall


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Asset Purchase Agreement

be completed within 90 days following the Closing Date, and the Transmitters at the remaining sites shall be relocated in equal amounts during each six month period during the five year period immediately following the Closing Date (i.e., such Transmitters shall be removed from seven or eight sites during each such six month period). The locations of the Transmitters are listed on Schedule 6.11(a). Buyer agrees to relocate all of the paging terminals and associated equipment listed on the attachments to Schedule 3.1.3(a) and located inside paging sites identified on Schedule 6.11(a) as being OTC central offices ("Terminals") to other locations during the seven year period immediately following the Closing Date, in accordance with the following schedule: The first relocation shall be completed within one year following the Closing Date, the second and third relocations shall be completed within two years following the Closing Date, and the remaining thirteen relocations shall be completed equally over the next five years (i.e., two or three Terminals shall be relocated during each such year). The locations of the Terminals are listed on Schedule 6.11(a).
Schedule 6.11(b) sets forth the specific Transmitters and Terminals (including the current location of such Equipment) that Buyer shall relocate during the six month period immediately following the Closing Date. At the Closing, Buyer shall deliver to Sellers a schedule in the form of Schedule 6.11(b) for relocating Transmitters and Terminals during the period commencing six months after the Closing Date and ending one year after the Closing Date in accordance with this
Section 6.11(b). Thereafter, on each six month anniversary of the Closing Date, Buyer shall deliver to Sellers a schedule in the form of Schedule 6.11(b) for relocating Transmitters and Terminals in accordance with this Section during the six month period commencing six months following the date of delivery of such schedule, the last such schedule being delivered on the 78 month anniversary of the Closing Date. All Transmitters and Terminals shall be removed from inside the OTC central offices by OTC personnel or OTC approved vendors. All costs associated with removal of Transmitters and Terminals shall be paid by Buyer in accordance with the terms of the Maintenance Agreement.

      6.12 Billing Software. At the Closing, BAPCO shall deliver to Buyer (a) the object code and machine-readable source code for the CSI billing software (the "CSI Software"), as modified by BAPCO (the "BAPCO Modifications", together with the CSI Software, the "Billing Software") and the related documentation and
(b) a copy of the Billing Software on the appropriate physical medium as agreed in good faith by BAPCO and Buyer; BAPCO shall be entitled to keep one or more copies of the Billing Software. It is understood and agreed that Buyer's use of the CSI Software shall be pursuant to the terms of the CSI License to be assigned by BAPCO to Buyer at the Closing.


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Asset Purchase Agreement

                                   ARTICLE VII
                                 INDEMNIFICATION

      7.1 Survival of Representations and Warranties. All representations and warranties made by the Parties in this Agreement or in any certificate, schedule, exhibit, or instrument furnished hereunder shall survive the Closing for a period of eighteen months after the Closing Date (the "Survival Period"). No claim for a breach of any representation or warranty or of any covenant in
Article IV may be brought by any Party unless written notice of the claim shall have been given pursuant to Section 7.5(a) on or prior to the last day of the Survival Period.

      7.2 Obligation of Sellers to Indemnify. Each Seller hereby agrees to indemnify Buyer and its directors, officers and employees (collectively the "Buyer Indemnified Parties") against, and to protect, save and keep harmless the Buyer Indemnified Parties from, and to assume liability for, payment of all liabilities, obligations, losses, damages, penalties, claims, actions, suits, judgments, settlements, taxes, out-of-pocket costs, expenses and disbursements (including reasonable costs of investigation, and reasonable attorneys', accountants' and expert witnesses' fees) of whatever kind and nature, whether or not arising out of third-party claims or losses incurred or sustained in the absence of third-party claims (collectively "Losses"), that may be imposed on or incurred by the Buyer Indemnified Parties as a consequence of or relating to or arising out of (i) the failure or breach of any representation or warranty by such Seller contained in this Agreement or in any certificate or instrument delivered hereunder, (ii) any failure or breach by such Seller of any covenant or agreement made by such Seller in this Agreement or in any certificate or instrument delivered hereunder, (iii) the Retained Liabilities, (iv) an assignment by such Seller of a Contract pursuant to subsection 1.7(a)(i) hereof,
(v) such Seller's failure to comply with any Bulk Act or (vi) the termination of a Site Lease to which such Seller is a party on a date that is earlier than the expiration date set forth in such Site Lease as a result of the termination of a Master Lease or Prime Lease referred to in such Site Lease, provided that for each such Site Lease, Losses for purposes of this clause (vi) shall be limited to the increase in rent, if any, that Buyer reasonably has to pay as a direct result of such termination during the period commencing on the date of such termination and ending 30 months following the Closing Date.

      7.3 Obligation of Buyer to Indemnify. Buyer hereby agrees to indemnify the Sellers, their Affiliates, and the Sellers' and their Affiliates' respective directors, officers and employees (collectively the "Seller Indemnified Parties"), and to protect, save and keep harmless the Seller Indemnified Parties from, any Losses that may be imposed on or incurred by the Seller Indemnified Parties as a consequence of or relating to or arising out of (i) the failure or breach of any representation or warranty by Buyer contained in this Agreement or in any certificate or instrument delivered hereunder, (ii) any failure or breach by Buyer of any covenant or agreement made by Buyer in this Agreement or in any certificate or instrument delivered hereunder, (iii) any Assumed Liability, (iv) any claim made by any Transferred Employee as a result of the failure of Buyer to comply with Section 6.1 hereof or as a result of any other act or omission of Buyer or its Affiliates after the Closing; or (v) the conduct of the Paging Business by Buyer, its Affiliates, successors or assignees after the Closing.


                                      -35-
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Asset Purchase Agreement

      7.4 Indemnification Matters. The Party required to pay any amount in respect of Losses under Section 7.2 or 7.3 (the "Indemnifying Party") shall pay interest on any cash expenditures by the Buyer Indemnified Parties or the Seller Indemnified Parties, as the case may be (the "Indemnified Party") to which the Indemnified Party shall become entitled under Section 7.2 or 7.3 at a rate equal to the published prime rate of the Chase Manhattan Bank, N.A. in effect from time to time during the relevant period (the "Defined Rate") from the date the Indemnified Party paid the Losses which are the subject of the indemnity claim until the date of payment to the Indemnified Party. Buyer and the Sellers agree that payments by any Seller under Section 7.2 shall be treated as an adjustment to the Purchase Price.

      7.5 Indemnification Procedures.

            (a) Notice of Asserted Liability. In the event that any Indemnified Party desires to make a claim against any Indemnifying Party in connection with any Loss for which it may seek indemnification hereunder (an "Asserted Liability"), the Indemnified Party shall give notice (a "Claims Notice") to the Indemnifying Party of the Asserted Liability and of its claims of indemnification with respect thereto. Failure to give such Claims Notice shall not relieve the Indemnifying Party of its obligations under this Article VII except to the extent, if at all, that the Indemnifying Party shall have been prejudiced thereby. The Claims Notice shall describe the Asserted Liability in reasonable detail and shall indicate the amount (estimated, if necessary, and to the extent feasible) of the Losses that have been or may be suffered by an Indemnified Party in connection with such Asserted Liability.

            (b) Defense of Asserted Liability. If the facts giving rise to the Asserted Liability shall involve any actual or threatened claim or demand by any third party against any Indemnified Party (a "Third Party Claim"), the Indemnifying Party shall be entitled, but shall not be required, to participate (at its own expense) in the defense thereof, or the Indemnifying Party may elect to take charge of and control the defense of such Third Party Claim, provided that the Indemnifying Party shall pursue the defense of such claim in good faith by appropriate actions or proceedings promptly taken or instituted and diligently pursued, and further provided that the Indemnifying Party shall not have the right to take charge of and control such defense if the named parties to such action or proceeding include both the Indemnifying Party and the Indemnified Party and the Indemnified Party has been advised by counsel that there may be one or more legal defenses available to such Indemnified Party that are different from or additional to those available to the Indemnifying Party; the Indemnifying Party must notify the Indemnified Party of such an election within fifteen days after receipt of a Claims Notice. If the Indemnifying Party elects to assume the defense of any Third Party Claim in accordance with the immediately preceding sentence, then the Indemnified Party shall be entitled to participate (at its own expense) in said defense; if the Indemnifying Party does not so elect to assume the defense, the Indemnifying Party shall reimburse the Indemnified Party for all reasonable fees, costs and expenses incurred by the Indemnified Party in connection with a Third Party Claim indemnifiable under
Section 7.2 or 7.3, as the case may be, as such reasonable fees, costs and expenses are incurred by the Indemnified Party.

            (c) Cooperation. Each Party shall cooperate and shall cause its officers and employees to cooperate in the defense or prosecution of any claim for which indemnification is


                                      -36-
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Asset Purchase Agreement

sought hereunder and furnish such records, information and testimony and attend such conferences, discovery proceedings, hearings, trials, and appeals as may be reasonably requested in connection therewith.

            (d) Settlements. No Indemnifying Party will be subject to any liability for any settlement made without its written consent (but such consent shall not be unreasonably withheld or delayed); provided, however, in the event that an Indemnifying Party fails to timely reimburse an Indemnified Party pursuant to Section 7.5(b), such Indemnified Party shall have the right to settle a Third Party Claim without the consent of the Indemnifying Party. If an Indemnified Party refuses to consent to a bona fide offer of settlement which provides solely for a monetary payment which the Indemnifying Party wishes to accept, the Indemnified Party may continue to pursue such matter, free of any participation by the Indemnifying Party, at the sole expense of the Indemnified Party. In such event, the obligation of the Indemnifying Party shall be limited to the amount of the offer of settlement which the Indemnified Party refused to accept plus the costs and expenses (including interest thereon as provided by Section 7.4) of the Indemnified Party prior to the date the Indemnifying Party notified the Indemnified Party of the offer of settlement.

      7.6 No Consequential or Punitive Damages. Notwithstanding anything in this Agreement to the contrary, in no event shall any Party be liable for indirect, special, consequential or punitive damages to another Party arising out of a breach of this Agreement, even if advised at the time of breach of the possibility of such damages.

      7.7 Limitations on Indemnification. No claim, action or other Asserted Liability with respect to Losses arising out of a breach of a representation or warranty of a Seller under this Agreement may be asserted until such time as claims, actions or other Asserted Liabilities with respect to Losses arising out of breaches of representations and warranties of Sellers under this Agreement shall exceed $400,000 in the aggregate (in which case Sellers shall be liable for all Losses to the extent they are in excess of $400,000). The total liability of Sellers hereunder for breaches of representations and warranties shall not exceed the Purchase Price.

      7.8 Exclusive Remedy. The indemnification rights of the Parties under this
Article VII for any misrepresentation, breach of warranty or failure to fulfill any agreement or covenant hereunder on the part of either Party shall be the Parties' exclusive rights and remedies at law for such misrepresentation, breach or failure, and are independent of and in addition to any equitable rights or remedies.


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Asset Purchase Agreement

                                  ARTICLE VIII
                                   TERMINATION

      8.1 Termination.

            (a) Anything herein to the contrary notwithstanding, this Agreement shall terminate automatically if the Closing has not occurred by midnight on the Termination Date, unless extended by the Parties in writing. In addition, this Agreement may be terminated by written notice of termination at any time before the Closing Date only as follows:

                  (i) by mutual written agreement of the Parties;

                  (ii) by Buyer at any time if the representations and warranties of Sellers contained herein were materially incorrect when made, or at any time if a Seller materially breaches any of its obligations contained herein and such breach is not cured within ten days after notice from Buyer, or at any time if it becomes evident that any of the conditions precedent to Closing set forth in Section 5.1 cannot be met, or if Sellers fail to obtain the requisite approvals referred to in
      Section 4.8 on or prior to the date set forth in Section 4.8;

                  (iii) by Sellers at any time if the representations and warranties of Buyer contained herein were materially incorrect when made, or at any time if Buyer materially breaches any of its obligations contained herein and such breach is not cured within ten days after notice from Sellers, or at any time if it becomes evident that any of the conditions precedent to Closing set forth in Section 5.2 cannot be met, or if Sellers make timely application for, but fail to obtain the requisite approvals referred to in Section 4.8 on or prior to the date set forth in
      Section 4.8; or

                  (iv) by Sellers at any time if, within seven (7) days after the satisfaction or waiver of the conditions to the Parties' obligations to proceed with the Closing set forth in Sections 5.1.2, 5.1.3 and 5.2.6, Buyer shall be unable to proceed to Closing as a result of failure to have financing sufficient to fulfill its obligations to pay the Purchase Price hereunder, provided that failure of Sellers or Cellco, as the case may be, to deliver all of the documents referred to in Sections 5.1.1, 5.1.4,
      5.1.5 and 5.1.6 is not the sole reason for such failure of Buyer to have such financing.

            (b) In the event of termination pursuant to the provisions of this
Section 8.1, this Agreement shall become void and have no effect, without any liability on the part of any Party or its directors, officers or stockholders in respect of this Agreement, unless a Party committed a breach of or a default hereunder or otherwise failed to exercise reasonable commercial efforts to perform its obligations and to fulfill the conditions to the other Party's obligations hereunder, in which case the aggrieved Party shall be entitled to the remedy of specific performance in addition to any other available legal or equitable remedies.

            (c) In the event that this Agreement shall be terminated pursuant to subsection 8.1(a)(iv) above, BAPCO shall be entitled to keep the Deposit as liquidated damages. In the

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Asset Purchase Agreement

event that this Agreement shall be terminated for another reason, BAPCO shall refund the Deposit to Buyer. This Section 8.1(c) shall be in addition to all other remedies available at law or equity to Sellers.

                                   ARTICLE IX
                                  MISCELLANEOUS

      9.1 Proration. State and local property taxes on the Purchased Assets, rents paid or due under the Site Leases and the Retail and Office Leases, regulatory fees paid or due in the ordinary course in connection with the Paging Business or the Purchased Assets (including fees under the universal service fund and telecommunications relay service), and payments made or due under the other agreements, arrangements, commitments, contracts, leases, licenses, instruments and other obligations assigned to Buyer hereunder shall be prorated as of the Closing Date, and the appropriate amount paid promptly upon demand of the Party entitled to reimbursement.

      9.2 Transfer Taxes. Buyer shall pay all federal, state and local sales, use, value-added, recording, documentary and other transfer taxes, and any related penalties, additions to tax and interest, payable as a result of the purchase, sale or transfer of the Purchased Assets hereunder, whether imposed by law upon a seller or buyer. Buyer shall pay to the appropriate Seller, if a Seller is legally responsible for the collection or payment of such taxes, the amount of such taxes at the Closing or shall deliver appropriate resale exemption certificates in lieu thereof.

      9.3 Broker's and Finder's Fees. Buyer represents and warrants to Sellers that all negotiations relative to this Agreement have been carried on by Buyer directly without the retention by Buyer of any Person who may be entitled to any brokerage or finder's fee or other commission in respect of this Agreement or the consummation of the transactions contemplated hereby. Sellers represent and warrant to Buyer that except for Daniels & Associates L.P., no Person who may be entitled to any brokerage or finder's fee or other commission in respect of this Agreement or the consummation of the transactions contemplated hereby has intervened in the negotiations relative to this Agreement. Sellers shall be responsible for and shall timely pay any fees and commissions due to Daniels & Associates L.P. in connection with the transactions contemplated by this Agreement, and shall hold Buyer harmless from and against all such fees, commissions, amounts and claims therefor. The provisions of this Section 9.3 are not intended for the benefit of, and shall not be enforceable by, Daniels & Associates L.P.

      9.4 Arbitration.

            (a) In the event that there shall be a dispute among the Parties arising out of or relating to this Agreement, including, without limitation, the indemnities provided in Article VII, or the breach thereof, the Parties agree that such dispute shall be resolved by final and binding arbitration before one arbitrator if such dispute involves an amount less than $150,000 and if such dispute involves an amount equal to or in excess of $150,000 then before a panel of three arbitrators, in either case, in New York, New York administered by the American Arbitration Association ("AAA"), in accordance with AAA's commercial rules of practice then in effect or

Asset Purchase Agreement

such other procedures as the Parties may agree to prior to the Closing. Any award issued as a result of such arbitration shall be final and binding between the parties thereto, and shall be enforceable by any court having jurisdiction over the party against whom enforcement is sought. The arbitrator shall have the authority in his or her discretion to award to the prevailing party the fees and expenses of such arbitration (including reasonable attorneys' fees) or any action to enforce an arbitration award.

            (b) Solely for purposes of an action to enforce an arbitration award under this Section 9.4, the Parties each hereby consent to the jurisdiction of the Supreme Court of the State of New York and the service of process therein.

      9.5 Notices. Unless otherwise provided herein, any notice, request, instruction or other document to be given hereunder by a Party to the other Party shall be in writing and shall be deemed to have been given upon receipt if delivered by hand or sent by certified or registered mail postage prepaid, or the next business day if sent by a prepaid overnight courier service, and in each case at the respective addresses set forth below or such other address as such Party may have fixed by notice:

      If to Sellers, addressed to:

      Bell Atlantic Paging, Inc.
      (and certain other Bell Atlantic companies)
      c/o Bell Atlantic Corporation
      1717 Arch Street, 29th Floor
      Philadelphia, PA 19103
      Attention: Raymond J. Martz,
                 Executive Director, Investments

            with a copy to:

      Bell Atlantic Network Services, Inc.
      1717 Arch Street, 32nd Floor
      Philadelphia, PA 19103
      Attention: Stephen B. Heimann, Senior Attorney

      If to Buyer, addressed to:

      BAP Acquisition Corp.
      42 Timber Rock Trail
      Bernardsville, New Jersey 07924
      Attention: John X. Adiletta

Asset Purchase Agreement

            with a copy to:

      Phillips Nizer Benjamin Krim & Ballon LLP
      666 Fifth Avenue
      New York, New York 10103
      Attention: Monte Engler, Esq.

      9.6 Successors and Assigns. This Agreement, and the Parties' respective rights and obligations hereunder, may not be assigned, by transfer, change of control, merger or otherwise, by any Party, other than by operation of law. This Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective heirs, executors, administrators, successors and permitted assigns.

      9.7 Severability. In the event any provision of this Agreement is found to be invalid, illegal or unenforceable by a court of competent jurisdiction, the remaining provisions of this Agreement shall nevertheless be binding upon the Parties with the same effect as though the invalid, illegal or unenforceable part had been severed and deleted.

      9.8 Entire Agreement. This Agreement, including the Exhibits and Schedules hereto which form a part hereof, the Deposit Escrow Agreement, the other documents referred to herein that are being delivered by the Parties at the Closing (the "Ancillary Documents") and the Non-Disclosure Agreement dated as of October 29, 1997 between Cellco Partnership and Buyer (the "Non-Disclosure Agreement") contain the entire understanding of the Parties with respect to the subject matter contained herein and therein. This Agreement, the Deposit Escrow Agreement and the Ancillary Documents supersede all prior agreements and understandings, whether written or oral, between the Parties with respect to such subject matter except for the Non-Disclosure Agreement.

      9.9 Amendments and Waivers. This Agreement may not be amended or modified except by written instrument duly executed by each of the Parties. No term or provision of this Agreement may be waived without the written consent of the Party entitled to the benefit thereof by a written instrument duly executed by such Party.

      9.10 Third Party Beneficiaries. Nothing in this Agreement shall confer any rights, remedies or other benefits to any Person other than the Parties and their respective successors and assigns permitted under Section 9.6.

      9.11 Governing Law. The interpretation and construction of this Agreement, and all matters relating hereto, shall be governed by the laws of the State of New York without reference to its conflict of laws provisions.

      9.12 Headings, Gender and Defined Terms. All article and section headings contained in this Agreement are for convenience of reference only, do not form a part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement. Any reference herein to any article, section, exhibit or schedule is a reference to such article or section of, or exhibit or schedule to, this Agreement unless otherwise specified. Words used herein, regardless of the

Asset Purchase Agreement

number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine, or neuter, as the context requires. The definition of each term listed in Exhibit L may be found in the Section set forth next to such term. The following terms shall have the following meanings when used in this Agreement:

            a. "Affiliate" of any Person means any Person that directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such other Person. For purposes of the foregoing sentence, the term "control" means the direct or indirect possession of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of securities or partnership or other ownership interests, by contract or otherwise. Without limiting the foregoing, any Person that owns, directly or indirectly, fifty percent (50%) or more of the securities or partnership or other ownership interests of another Person having ordinary voting power for the election of directors or other similar members of the governing body of such Person (other than as a limited partner) is deemed to "control" such Person.

            b. "Liens" means all mortgages, liens, pledges, security interests, charges, claims, restrictions and other encumbrances and defects of title of any nature whatsoever.

            c. "Permitted Liens" means Liens for taxes not yet due and payable; automatic Liens of landlords on personal property located on leased premises for rents not yet due and payable; Liens of carriers, warehousemen, mechanics and materialmen for charges for services by such persons not yet due and payable, and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent; Liens on personal property arising from filing UCC financing statements relating solely to leases for such personal property where a Seller is the lessee; and the other Liens listed on Schedule 9.12.

            d. "Person" means an individual, firm, corporation, partnership, limited liability company, trust, governmental authority or body, association, unincorporated organization or any other entity.

      9.13 Schedules and Exhibits. All Exhibits and Schedules referred to herein are intended to be and hereby are specifically made a part of this Agreement.

      9.14 Counterparts. This Agreement may be executed and delivered originally, by facsimile or electronic signature and in two or more counterparts, each of which shall constitute an original, but all of which taken together shall constitute one and the same instrument.

Asset Purchase Agreement

      IN WITNESS WHEREOF, and intending to be legally bound, the Parties have duly executed this Agreement as of the date first written above.

BELL ATLANTIC PAGING, INC.              BAP ACQUISITION CORP.

By: /s/ Robert M. Balascio              By: /s/ John X. Adiletta
    ------------------------------          ----------------------------------
    Name:  Robert M. Balascio               Name:  John X. Adiletta
    Title: President                        Title: President


BELL ATLANTIC - DELAWARE, INC.          BELL ATLANTIC - PENNSYLVANIA, INC.

By: /s/ Edwin F. Hall                   By: /s/ Edwin F. Hall
    ------------------------------          ----------------------------------
    Name:  Edwin F. Hall                    Name:  Edwin F. Hall
    Title: Controller                       Title: Controller and Chief
                                                   Financial Officer


BELL ATLANTIC - MARYLAND, INC.          BELL ATLANTIC - VIRGINIA, INC.

By: /s/ Edwin F. Hall                   By: /s/ Edwin F. Hall
    ------------------------------          ----------------------------------
    Name:  Edwin F. Hall                    Name:  Edwin F. Hall
    Title: Controller                       Title: Controller


BELL ATLANTIC - NEW JERSEY, INC.        BELL ATLANTIC - WASHINGTON, D.C., INC.

By: /s/ Edwin F. Hall                   By: /s/ Edwin F. Hall
    ------------------------------          ----------------------------------
    Name:  Edwin F. Hall                    Name:  Edwin F. Hall
    Title: Chief Financial Officer          Title: Controller


                                        BELL ATLANTIC - WEST VIRGINIA, INC.

                                        By: /s/ Edwin F. Hall
                                            ----------------------------------
                                            Name:  Edwin F. Hall
                                            Title: Principal Financial
                                                   Officer and
                                                   Controller

Asset Purchase Agreement

Exhibits

Exhibit A - Form of Indemnity Escrow Agreement
Exhibit B - Form of Promissory Note
Exhibit C - Form of Official Services Agreement
Exhibit D - Form of Real Estate License Agreement
Exhibit E - Form of Maintenance Agreement
Exhibit F - Form of Software Modification License
Exhibit G - Form of Reseller Agreement
Exhibit H - Form of Professional Services Agreement
Exhibit I - Form of Cellco Guarantee
Exhibit J - Form of Legal Opinion of Sellers' Counsel
Exhibit K - Form of Legal Opinion of Buyer's Counsel
Exhibit L - Table of Defined Terms
Exhibit M - Form of CSI Consent
Exhibit N - Form of Billing Services Agreement

Schedules

Schedule 1.1.1(a)       FCC Licenses
Schedule 1.1.1(b)       Service Contracts
Schedule 1.1.1(c)       Site Leases
Schedule 1.1.2(d)       Computer Hardware
Schedule 1.1.3          Excluded Assets
Schedule 1.2.5          Purchase Price Allocation
Schedule 3.1.3(a)       Equipment
Schedule 3.1.3(b)       Telecommunications Transmission Services
Schedule 3.1.5          Litigation
Schedule 3.1.7          Seller Approvals, Notices and Consents
Schedule 3.1.8          Seller Restrictive Documents; Non-Contravention
Schedule 3.1.9          Sites Subject to Master Leases
Schedule 3.2.3          Defined Contracts
Schedule 3.2.5          Customer Contracts
Schedule 3.2.6          BAPCO Employees
Schedule 3.2.7          BAPCO Benefit Plans
Schedule 3.2.8          Pagers
Schedule 3.2.9          Retail and Office Leases
Schedule 3.2.10(a)      Financial Statements
Schedule 3.2.10(b)      No Material Adverse Effect Exceptions
Schedule 3.2.13         Telephone Number Inventory
Schedule 6.1(a)         Retained Employees
Schedule 6.1(b)         BAPCO Eligibles
Schedule 6.9            Form of FBI Contract
Schedule 6.11(a)        Removal of Equipment from Central Offices
Schedule 6.11(b)        Buyer Six Month Equipment Removal Schedule
Schedule 9.12           Permitted Liens

Asset Purchase Agreement

                                                                       Exhibit L
                                                           to Purchase Agreement

                             TABLE OF DEFINED TERMS

-------------------------------------------------
Defined Term                        Section
------------                        -------

-------------------------------------------------
AAA                                 9.4(a)
-------------------------------------------------
Accounting Firm                     1.2.3(b)
-------------------------------------------------
Affiliate                           9.12
-------------------------------------------------
Agreement                           Introduction
-------------------------------------------------
Ancillary Documents                 9.8
-------------------------------------------------
Asserted Liability                  7.5(a)
-------------------------------------------------
Assignment Documents                2.2(a)
-------------------------------------------------
Assumed Liabilities                 1.3
-------------------------------------------------
Assumption Agreement                2.2(b)
-------------------------------------------------
BA-DC                               Introduction
-------------------------------------------------
BA-DE                               Introduction
-------------------------------------------------
BA-MD                               Introduction
-------------------------------------------------
BA-NJ                               Introduction
-------------------------------------------------
BA-DC                               Introduction
-------------------------------------------------
BA-PA                               Introduction
-------------------------------------------------
BAPCO                               Introduction
-------------------------------------------------
BAPCO Assets                        1.1.2
-------------------------------------------------
BAPCO Benefit Plans                 3.2.7(a)
-------------------------------------------------
BAPCO Eligibles                     6.1(a)
-------------------------------------------------
BAPCO Modifications                 6.12
-------------------------------------------------
BAPCO Modification License          5.1.4
-------------------------------------------------
BAPCO Paging Business               Recitals
-------------------------------------------------
BAPCO Reseller Agreement            1.8(a)
-------------------------------------------------
BA-VA                               Introduction
-------------------------------------------------
BA-WV                               Introduction
-------------------------------------------------
Balance Sheet                       3.2.10
-------------------------------------------------
Balance Sheet Date                  3.2.10
-------------------------------------------------
Beeper Company Contract             1.1.1(d)
-------------------------------------------------
Billing Services Agreement          5.1.4
-------------------------------------------------
Billing Software                    6.12
-------------------------------------------------
Books and Records                   1.1.2(g)
-------------------------------------------------
Bulk Acts                           6.10
-------------------------------------------------
Buyer                               Introduction
-------------------------------------------------
Buyer Benefit Plans                 6.1(a)
-------------------------------------------------
Buyer Indemnified Parties           7.2
-------------------------------------------------
Cellco                              5.1.4

Asset Purchase Agreement

-------------------------------------------------
Claims Notice                       7.5(a)
-------------------------------------------------
Closing                             2.1
-------------------------------------------------
Closing Date                        2.1
-------------------------------------------------
Code                                3.2.7(a)
-------------------------------------------------
Contract                            1.7
-------------------------------------------------
CSI                                 1.1.2(e)
-------------------------------------------------
CSI Amendment                       1.1.2(e)
-------------------------------------------------
CSI 1993 License                    1.1.2(e)
-------------------------------------------------
CSI License                         1.1.2(e)
-------------------------------------------------
CSI Software                        6.12
-------------------------------------------------
Defined Contract                    3.2.3
-------------------------------------------------
Defined Rate                        7.4
-------------------------------------------------
Deposit                             1.2.2
-------------------------------------------------
Deposit Escrow Agreement            1.2.2
-------------------------------------------------
Disconnected Pagers                 1.1.2(f)
-------------------------------------------------
Equipment                           3.1.3
-------------------------------------------------
ERISA                               3.2.7(a)
-------------------------------------------------
Estimated Purchase Price            1.2.3(a)
-------------------------------------------------
Excluded Assets                     1.1.3
-------------------------------------------------
FCC                                 Recitals
-------------------------------------------------
FCC Licenses                        1.1.1(a)
-------------------------------------------------
Fill-in Transmitters                3.1.4
-------------------------------------------------
Fixed Assets                        1.1.2(d)
-------------------------------------------------
Guarantee                           5.1.4
-------------------------------------------------
Hazardous Material                  3.1.10
-------------------------------------------------
H-S-R Act                           3.1.12
-------------------------------------------------
Income Statement                    3.2.10
-------------------------------------------------
Indemnified Party                   7.4
-------------------------------------------------
Indemnifying Party                  7.4
-------------------------------------------------
Indemnity Escrow Agreement          1.2.4(b)
-------------------------------------------------
Inventory Accruals                  1.3(b)
-------------------------------------------------
Laws                                3.1.6
-------------------------------------------------
Leased Pagers                       1.1.2(f)
-------------------------------------------------
Liens                               9.12
-------------------------------------------------
Loan Agreement                      5.1.5
-------------------------------------------------
Loan Documents                      3.2.3
-------------------------------------------------
Losses                              7.2
-------------------------------------------------
Maintenance Agreement               5.1.4
-------------------------------------------------
Non-Disclosure Agreement            9.8
-------------------------------------------------
Official Services Agreement         5.1.4
-------------------------------------------------
Orders                              3.1.5
-------------------------------------------------
OTC                                 Introduction
-------------------------------------------------
OTC Assets                          1.1.1
-------------------------------------------------
Owned Facilities                    6.6.1
-------------------------------------------------

Asset Purchase Agreement

-------------------------------------------------
Pager Inventory                     1.1.2(f)
-------------------------------------------------
Pagers                              1.1.2(f)
-------------------------------------------------
Paging Business                     Recitals
-------------------------------------------------
Parties                             Introduction
-------------------------------------------------
Permitted Liens                     9.12
-------------------------------------------------
Person                              9.12
-------------------------------------------------
Prior Information                   6.6
-------------------------------------------------
Proceedings                         3.1.5
-------------------------------------------------
Professional Services Agreement     5.1.4
-------------------------------------------------
Promissory Notes                    1.2.4(c)
-------------------------------------------------
PUCs                                4.1
-------------------------------------------------
Purchased Assets                    1.1.2
-------------------------------------------------
Purchase Price                      1.2.1
-------------------------------------------------
Real Property                       3.1.10
-------------------------------------------------
Real Property License Agreement     5.1.4
-------------------------------------------------
Requestee                           6.6
-------------------------------------------------
Requestor                           6.6
-------------------------------------------------
Reseller                            1.8(a)
-------------------------------------------------
Reseller Agreement                  5.1.4
-------------------------------------------------
Retail and Office Leases            3.2.9
-------------------------------------------------
Retained Contracts                  1.1.3(j)
-------------------------------------------------
Retained Employees                  6.1(a)
-------------------------------------------------
Retained Liabilities                1.4
-------------------------------------------------
Security and Utility Deposit
Adjustment                          1.2.1(b)
-------------------------------------------------
Seller Indemnified Parties          7.3
-------------------------------------------------
Sellers                             Introduction
-------------------------------------------------
Service Contracts                   1.1.1(b)
-------------------------------------------------
Site Leases                         1.1.1(c)
-------------------------------------------------
Spare Parts                         1.1.1(b)
-------------------------------------------------
Survival Period                     7.1
-------------------------------------------------
Telephone Number Inventory          3.2.13
-------------------------------------------------
Terminal                            6.11
-------------------------------------------------
Termination Date                    4.4
-------------------------------------------------
Third Party Claim                   7.5(b)
-------------------------------------------------
Trade Adjustment                    1.2.1(a)
-------------------------------------------------
Trade Receivables                   1.1.2(c)
-------------------------------------------------
Transferred Employees               6.1(a)
-------------------------------------------------
Transmitter                         6.11
-------------------------------------------------
Transmitter Facilities              3.1.4
-------------------------------------------------
WV Customer Contracts               1.1.1(e)
-------------------------------------------------